SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d)

OF THE

SECURITIES EXCHANGE ACT OF 1934

March 12, 2019

Date of report (Date of earliest event reported)

SHOAL GAMES LTD.

(Exact Name of Registrant as Specified in Its Charter)

ANGUILLA, BRITISH WEST INDIES

(State or Other Jurisdiction of Incorporation)

 333-120120-01                                 98-0206369

         (Commission File Number)              (IRS Employer Identification No.)

HANSA BANK BUILDING, GROUND FLOOR, LANDSOME ROAD

   AI 2640, THE VALLEY, ANGUILLA, BRITISH WEST INDIES

(Address of Principal Executive Offices)

   (888) 374-2163

              (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01   Completion of Acquisition of Assets.

ACQUISITION OF ALL OF THE EQUITY SECURITIES OF KIDOZ LTD.

On March 4, 2019 the Company, upon receipt of acceptance of the transaction by the TSX Venture Exchange, completed its acquisition of all of the issued and outstanding equity securities of Kidoz ("Kidoz") (www.kidoz.net), a privately held Israeli company engaged in childrens' internet games content distribution and monetization (the "Kidoz Acquisition"), pursuant to an agreement entered into on December 28, 2018 (dated for reference December 21, 2018) among the Company, Kidoz and the holders of all of its equity securities (the "Kidoz Shareholders"), and subsequently amended on January 18, 2019 and February 28, 2019.  In exchange for the acquired Kidoz shares the Company issued to the Kidoz Shareholders (or, where applicable, a trustee holding for their benefit) a total of 52,450,286 common shares of the Company.  The shares issued to and for the benefit of the Kidoz Shareholders were issued at a deemed consideration of U.S.$0.40 each, the same price at which shares were sold under the Concurrent Financing (see Item 3,02), for a total deemed purchase value of approximately U.S.$21 million.  The shares issued to and for the benefit of the Kidoz Shareholders are subject to hold periods imposed under the rules and policies of the TSX Venture Exchange and applicable Canadian securities legislation and are subject to resale restrictions imposed by the United States Securities Act of 1933 (the "1933 Act").  None of the Kidoz Shareholders will, as a result of the issuance of shares to them or for their benefit in connection with the Kidoz Acquisition, become an insider, affiliate or control person of the Company.

A fee of U.S.$130,000 was paid to Ibis Capital Ltd., of London, England, for acting as finder and exclusive financial advisor to Kidoz in connection with the Kidoz Acquisition.

Under the terms of the Kidoz Acquisition, the Kidoz Shareholders are entitled to have three persons nominated by them appointed as directors of the Company, and have nominated Joseph Mandelbaum and Moshe David, former directors of Kidoz, as well as Eldad Ben Tora, the CEO of Kidoz, for appointment in that capacity, as soon as all outstanding requirements regarding their respective appointments are met.  In addition, Eldad Ben Tora has been appointed as Co-CEO of the Company.

Kidoz will operate as a wholly-owned subsidiary of the Company and its current management and employees will remain with the combined company.

ITEM 3.02   Unregistered Sales of Equity Securities.

CONCURRENT FINANCING.

Immediately after the Kidoz Acquisition was closed, the Company closed a Concurrent Financing private placement 5,000,000 common shares of the Company at a price of U.S.$0.40 per share, for gross proceeds of U.S.$2.0 million.  After the Kidoz Acquisition (see Item 2.01) and the closing of the Concurrent Financing the (former) Kidoz Shareholders now beneficially own (on a non-diluted basis) 40% of the outstanding common shares of the Company.

The shares issued under the Concurrent Financing are subject to a four-month hold period, as required under the rules and policies of the TSX Venture Exchange and applicable Canadian securities legislation, and were offered and sold in accordance with the requirements of Regulation S made under the 1933 Act, and are not registered under the 1933 Act.

Clubb Capital Limited, of London, England received a 10% cash commission of U.S.$200,000 in connection with the Concurrent Financing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHOAL GAMES LTD.

(Registrant)

Date : March 12, 2019                           By:       /s/ J. M. Williams

                                                                         J.M. WILLIAMS,

                                                                         President and Director

EXHIBIT 10.42

(SECOND AMENDED) SHARE PURCHASE AGREEMENT

BY AND AMONG

Shoal Games LTD.

KIDOZ Ltd.

and

Kidoz Securities Holders

ORIGINALLY ENTERED INTO

EFFECTIVE December 21, 2018

AS AMENDED JANUARY 18, 2019 AND FEBRUARY 28, 2019

Table of Contents (continued)

            Table of Contents (continued)

SCHEDULE "A"  -   KIDOZ SECURITIES HOLDERS AND SECURITIES HELD

SCHEDULE "B"  -   REPRESENTATIONS AND WARRANTIES OF KIDOZ

SCHEDULE "C"  -   SEPARATE REPRESENTATIONS AND WARRANTIES OF THE KIDOZ SECURITIES HOLDERS

SCHEDULE "D"  -   REPRESENTATIONS AND WARRANTIES OF SHOAL GAMES

SHARE PURCHASE AGREEMENT

This Agreement entered into as of December 21, 2018, by and among Shoal Games Ltd., a public company formed under the laws of Anguilla, the common shares of which are listed and posted for trading on the TSX Venture Exchange ("Shoal Games"); Kidoz Ltd., a private company formed under the laws of the State of Israel ("Kidoz"); and those Persons specified in Schedule "A" attached hereto (the "Kidoz Securities Holders") and amended effective January 18, 2019 and February 28, 2019.

Certain capitalized terms used in this Agreement are defined in Section 1 below.

RECITALS

A.      A.           Shoal Games is desirous of acquiring from the Kidoz Securities Holders all of those Kidoz Shares which are currently issued and outstanding and all of those Kidoz Shares which hereafter and prior to the time specified in this Agreement for the contemplated exchange of shares become issued and outstanding as a result of those exercises of Kidoz Share Acquisition Rights specified in this Agreement, in exchange for issuance to the Kidoz Securities Holders of 52,450,286 common shares of Shoal Games (which will, after the issuance thereof and the subsequent immediate issuance of 5,000,000 common shares of Shoal Games under the Concurrent Financing currently being conducted by Shoal Games, constitute 40% of the shares of Shoal Games that are then issued and outstanding), on the terms and subject to the conditions set forth in this Agreement.

B.         B.        Each of the Kidoz Securities Holders is desirous of transferring and assigning to Shoal Games all of the Kidoz Shares which he, she or it currently holds and/or which he, she or it, hereafter and prior to the time specified in this Agreement for the contemplated exchange of shares, acquires as a result of those exercises of Kidoz Share Acquisition Rights specified in this Agreement, in exchange for issuance to him, her or it of those of the Shoal Games Exchange Shares specified in this Agreement, on the terms and subject to the conditions set forth in this Agreement.

C.        C.         Those of the Kidoz Securities Holders who or which hold Kidoz Convertible Loans are desirous of exercising, prior to the time specified in this Agreement for the contemplated exchange of Kidoz Shares for Shoal Games Exchange Shares, all of the Kidoz Share Acquisition Rights attaching to the Kidoz Convertible Loans.

D.        D.         The Shoal Games  Board has: (i) determined that this Agreement and the transactions contemplated hereby (collectively, the "Transactions") are in the best interests of Shoal Games and its shareholders, (ii) approved this Agreement and the Transactions and the consummation thereof; and reserved the Shoal Games Exchange Shares for issuance pursuant to this Agreement.

E.        E.       The Kidoz Board has: (i) determined that this Agreement and the Transactions are in the best interests of Kidoz, (ii) approved this Agreement and the Transactions and all actions required to be taken by Kidoz to facilitate the consummation thereof, including with respect to the issuances of Kidoz Shares upon those exercises of Kidoz Share Acquisition Rights contemplated by and specified in this Agreement.

AGREEMENT

The parties to this Agreement, intending to be legally bound, agree as follows:

Section 1.        Definitions

1.1              For purposes of this Agreement, the following terms shall have the following meanings:

(a)                "1933 Act" means the United States Securities Act of 1933, as amended;

(b)               "1934 Act" means the United States Securities Exchange Act of 1934, as amended;

(c)                "Agreement" means this agreement, together with the schedules attached hereto, as amended, amended and restated or supplemented from time to time;

(d)               "Business Day" means any day other than (i) a Saturday or Sunday or (ii) a day on which banks are permitted to close either in Canada or in the State of Israel;

(e)                 "CFPOA" means the Canadian "Corruption of Foreign Public Officials Act", as amended;

(f)                 "Companies Registrar" means the Registrar of Companies of the State of Israel;

(g)                "Concurrent Financing" means the non-brokered private placement, of at least 5,000,000 Shoal Games Shares at price of U.S.$0.40 per share, for aggregate proceeds of at least U.S.$2,000,000, currently being made by Shoal Games;

(h)                "Confidential Information" of any Entity means all non-public or proprietary information pertaining to such Entity or its business or its Technology or its product(s), including all Trade Secrets, any and all information constituting or relating to Intellectual Property Rights, product development, price, customer and supplier lists, pricing and marketing plans, policies and strategies, details of client and consultant contracts, operations methods, product development techniques, business acquisition plans or new personnel acquisition plans and all other confidential or proprietary information with respect to such Entity and its customers and vendors;

(i)                  "Consent" means any approval, clearance, consent, ratification, permission, waiver or authorization (including any Governmental Authorization);

(j)                 "Contract" means any written, oral or other agreement, arrangement, engagement, contract, subcontract, lease, franchise, instrument, note, indenture, bond, debenture, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment, undertaking or forbearance of any nature;

(k)               "Contractor" means, with respect to any party, a Person who provides services to such party pursuant to a Contract, but does not include any employee of such party, in that capacity;

(l)                  "Court" means a court of competent jurisdiction, including, without limitation, the Tel-Aviv-Jaffa District Court of the State of Israel and the Ontario Superior Court of Justice (Commercial List);

(m)              "EDGAR" means the SEC's Electronic Data Gathering, Analysis, and Retrieval system implemented at www.edgar.com;

(n)                "Encumbrance" means any lien, license, covenant, pledge, hypothecation, attachment, charge (including any floating charge), mortgage, security interest, debenture, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

(o)               "Entity" means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any private company, public company, company limited by shares, limited liability company or joint stock company, firm, society or other enterprise, association, organization or entity.

(p)               "Exchange Acceptance" means acceptance by the TSX Venture Exchange of all the transactions contemplated in and by this Agreement;

(q)               "FCPA" means the United States Foreign Corrupt Practices Act of 1977, as amended;

(r)                 "Governmental Entity" means any: (i) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (ii) federal, state, local, municipal, foreign or other government; or (iii) United States, Canadian, Israeli or other governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, registrar, instrumentality, office, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal);

(s)                "Intellectual Property" means domestic and foreign: (i) patents, applications for patents and reissues, divisions, continuations, renewals, extensions and continuations-in-part of patents or patent applications; (ii) proprietary and nonpublic business information, including inventions (whether patentable or not), invention disclosures, improvements, discoveries, trade secrets, confidential information, know-how, methods, processes, designs, technology, technical data, schematics, formulae and customer lists, and documentation relating to any of the foregoing; (iii) copyrights, copyright registrations and applications for copyright registration; (iv) mask works, mask work registrations and applications for mask work registrations; (v) designs, design registrations, design registration applications and integrated circuit topographies; (vi) trade names, business names, corporate names, domain names, website names and world wide web addresses, common law trade-marks, trade-mark registrations, trade mark applications, trade dress and logos, and the goodwill associated with any of the foregoing; (vii) software; and (viii) any other intellectual property and industrial property;

(t)                 "Intellectual Property Rights" means any and all of the following rights (anywhere in the world, whether statutory, common law or otherwise) and including where applicable all registrations and applications therefor: (a) United States, Israeli and foreign patents and patent applications and disclosures relating thereto (and any patents that issue as a result of those patent applications), and any renewals, reissues, re-examinations, extensions, continuations, continuations-in-part, divisions and substitutions relating to any of the patents and patent applications, as well as all related foreign patent and patent applications that are counterparts to such patents and patent applications, (b) United States, Israeli and foreign trademarks, trade names, service marks, service names, trade dress, logos, slogans, 800 numbers and corporate names, whether registered or unregistered, and the goodwill associated therewith, together with any registrations and applications for registration thereof, (c) rights in works of authorship including any United States, Israeli and foreign copyrights and rights under copyrights, whether registered or unregistered, including moral rights, and any registrations and applications for registration thereof, (d) rights in databases and data collections (including knowledge databases, customer lists and customer databases) under the laws of the United States, Israel or any other jurisdiction, whether registered or unregistered, and any applications for registration therefor, (e) trade secrets and other rights in know-how and confidential or proprietary information (including any business plans, designs, technical data, customer data, financial information, pricing and cost information, bills of material, or other similar information), (f) URL and domain name registrations, (g) mask work rights, (h) all claims and causes of action arising out of or related to infringement or misappropriation of any of the foregoing, and (i) other similar proprietary or intellectual property rights now known;

(u)                "Israeli Companies Law" means the Israeli Companies Law, 5759-1999 (including those portions of the Israeli Companies Ordinance [New Version] 5743-1983 that continue to be in effect);

(v)                "Israeli GAAP" means Israeli generally accepted accounting principles;

(w)              "Kidoz" means Kidoz Ltd., a private company established in Israel, registered at the Companies Registrar and existing under the Israeli Companies Law;

(x)                "Kidoz Board" means the board of directors of Kidoz;

(y)                "Kidoz Business" means the business(es) in which Kidoz is currently engaged, as the same are currently being conducted;

(z)                "Kidoz Convertible Loans" means the loans made to Kidoz during December 2017 by Lool Ventures Limited Partnership, Aryeh Mergi and Dov Moran for a total principal amount of US$250,000, the obligations of Kidoz under which are convertible into Kidoz Preferred Shares in the manner specified in the loan agreement(s) documenting the same;

(aa)            "Kidoz Data Room" means the electronic data room made accessible by Kidoz to Shoal Games and Shoal Games' Representatives in connection with the conduct by Shoal Games of its due diligence on Kidoz hosted by Google Drive, as the same was constituted on the date of execution of this Agreement;

(bb)           "Kidoz Employee Stock Option Plan" or "Kidoz ESOP" means the (Israeli) employee incentive plan known as "The 2015 Incentive Option Plan" of Kidoz Ltd.;

(cc)            "Kidoz Financial Statements" means the audited comparative financial statements of Kidoz for the years ending December 31, 2014 (with comparatives to 2103), December 31, 2015, December 31, 2016, and December 31, 2017, each audited by Sarid Shani, Certified Public Accountants (Israel);

(dd)           "Kidoz Intellectual Property Rights" means any and all Intellectual Property Rights that are or have been owned or purported to be owned by, or licensed to, Kidoz;

(ee)            "Kidoz IP" means the Kidoz Intellectual Property Rights and the Kidoz Technology;

(ff)               "Kidoz Key Employees" means Eldad Ben Tora;

(gg)            "Kidoz Line of Credit" means the 1,000,000 NIS line of credit provided to Kidoz by Bank Leumi;

(hh)            "Kidoz Material Contracts" means and includes all Contracts of Kidoz which are Material Contracts;

(ii)                "Kidoz Options" means options to acquire Kidoz Shares issued by Kidoz pursuant to or governed by the Kidoz Employee Stock Option Plan, whether or not vested;

(jj)               "Kidoz Ordinary Shares" means the Ordinary shares, nominal value NIS 0.01 per share, in the capital of Kidoz;

(kk)           "Kidoz Preferred Shares" means the Series A Preferred shares, nominal value NIS 0.01 per share, in the capital of Kidoz, each with such specific and differentiating rights of conversion to Kidoz Ordinary Shares as may have been or may hereafter be attached thereto at the time of issuance thereof;

(ll)                "Kidoz Securities Holders" means those Persons listed in Schedule "A" to this Agreement, and "Kidoz Securities Holder" means any one of them;

(mm)        "Kidoz Share Acquisition Rights" means, at any particular time, all those rights to acquire Kidoz Shares which are outstanding at such time, including rights under Kidoz Options and under the Kidoz Convertible Loans;

(nn)            "Kidoz Shares" means the Kidoz Ordinary Shares and the Kidoz Preferred Shares;

(oo)           "Kidoz Software" means all (a) computer programs, operating systems, applications systems, firmware, microcode, or software code of any nature, whether operational or under development, including software implementations of algorithms, models, rule, definitions, methodologies, source code, object code, RTL code, Gerber files, GDSII files, executable code, data files, libraries, frameworks, software development kits, application programming interfaces, subroutines and other components thereof; (b) computerized Databases and other computerized compilations and collections of data or information, including all data and information included in such Databases, compilations or collections; (c) screens, user interfaces, command structures, report formats, templates, menus, buttons and icons related to any of the foregoing; (d) descriptions, flow-charts, architectures, development tools, and other materials used to design, plan, organize and develop any of the foregoing; and (e) all documentation, including development, diagnostic, support, user and training documentation related to any of the foregoing;

(pp)           "Kidoz Technology" means any and all Technology that is or has been owned or purported to be owned by, or licensed to, Kidoz;

(qq)           "Kidoz Working Capital" at any specified time shall mean and be the sum of: (i) the amount which Kidoz has on deposit at such time in its bank account(s), with any amount on deposit denominated in NIS or the currency of any other non-U.S. country or monetary union being converted to United States dollars at the rate then publicly quoted by Kidoz's principal bank for the purchase of such amount with United States dollars, and (ii) the amount of the accounts receivable of Kidoz at such time, determined in accordance with Israeli GAAP, with any amount receivable denominated in NIS or the currency of any other non-U.S. country or monetary union being converted to United States dollars at the rate then publicly quoted by Kidoz' principal bank for the purchase of the amount thereof with United States dollars; minus the liabilities of Kidoz at such time, determined in accordance with Israeli GAAP but not including any absolute or contingent liability to any investment banker in connection with the transactions contemplated herein, with the amount of any liability denominated in NIS or the currency of any other non-U.S. country or monetary union being converted at the rate then publicly quoted by Kidoz' principal bank for the purchase of the amount thereof with United States dollars;

(rr)              "Knowledge" of any party means the actual knowledge of such party and with respect to a corporate party is deemed to include the actual knowledge of each executive officer and director of that party;

(ss)             "Laws" means all laws, by-laws, statutes, rules, regulations, orders, ordinances, protocols, codes, guidelines, instruments, policies, notices, directions and judgments or other requirements of any Governmental Entity, including Securities Laws, and "Law" means any one of such Laws, and the term "applicable" with respect to such Laws and in a context that refers to one or more Persons, means such Laws as are applicable to such Person or its business, undertaking, assets, property or securities and emanate from a Person having jurisdiction over the Person or Persons or its or their business, undertaking, assets, property or securities;

(tt)               "Legal Proceeding" means any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Entity or any arbitrator or arbitration panel (whether in the United States, Canada, Israel or elsewhere);

(uu)            "Legal Requirement" or "Law" means any United States, Canadian, Israeli or other federal, state, local, municipal or foreign law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling, collective bargaining agreement, extension order or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (or under the authority of the TSX Venture Exchange), including any qualification, criterion, requirement or condition promulgated, stipulated or set forth in any Governmental Grant or in any certificate of approval for any Governmental Grant;

(vv)            "LOI" means the letter of interest executed by Shoal Games and Kidoz dated October 23, 2018;

(ww)        "Losses" means costs, losses, damages and expenses, of whatever nature or kind;

(xx)            An event, violation, inaccuracy, circumstance or other matter, or series of related events, violations, inaccuracies, circumstances or other matters (a "Change"), will be deemed to have a "Material Adverse Effect" on a Person if such Change, individually or in the aggregate, and regardless of whether or not such Change constitutes a breach of the representations or warranties made by such Person in this

                Agreement, has had, is or would reasonably be expected to have, a material adverse effect on the business, financial condition, capitalization, assets, liabilities, operations or financial performance of such Person, taken as a whole; provided, however, that none of the following Changes shall be deemed to constitute, and that none of the following Changes shall be taken into account in determining whether there has been or would reasonably be expected to be, a Material Adverse Effect on any Person: (i) changes in U.S. GAAP or Israeli GAAP or any Legal Requirements (or any interpretations thereof), occurring after the date hereof applicable to such Person, (ii) any acts of terrorism or war or any weather related event, fire or natural disaster, in such jurisdictions in which such Person has substantial operations, (iii) compliance with the terms of, the taking of any action required or the failure to take any action prohibited by this Agreement or the taking of any action consented to or requested in writing by the other parties to this Agreement, (iv) any failure by such Person to meet internal, analysts or published projections, forecasts, performance measures, operating statistics or revenue or earnings predictions for any period (but in each case excluding any of the underlying reasons for, factors contributing to, or results of, any such changes, which may be taken into consideration in the determination of a "Material Adverse Effect"), (v) the announcement of the execution of this Agreement (including the threatened or actual impact on relationships of such Person with customers, vendors, suppliers, distributors, landlords or employees), (vi) changes in the industries or in the markets or legal or regulatory environment in which such Person operates generally, or (vii) changes in general economic or political conditions or the applicable capital markets, or financial credit in general (including prevailing interest rates, exchange rates and stock market levels) (except, in each case of subsections (i), (ii), (vi) and (vii), if such Person is materially disproportionately affected in an adverse manner as compared to other participants in the industries in which such Person participates);

(yy)            "Material Contract" means, in respect of any Person, any Contract to which such Person is a party or by the assets of such Person are bound which, if terminated, breached or not renewed would or would reasonably be expected to have a Material Adverse Effect with respect to such Person;

(zz)             "Money Laundering Laws"  means all money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable Governmental Entity, including the Israeli Prohibition on Money Laundering Law 5760-2000 and the USA PATRIOT Act, collectively;

(aaa)         "New Kidoz Certificates" means the certificates representing the Kidoz Shares to be sold, assigned and transferred to and held by Shoal Games;

(bbb)       "NIS" means New Israeli Shekels;

(ccc)         "Non-Arm's Length Agreement" means, with respect to any party, any Contract between such party and any Person with whom such party is not, at the applicable time, dealing at arm's length (within the meaning of such Law or Laws as may be applicable to the determination thereof), excluding, for greater certainty, any employment or similar service agreements entered into in the ordinary course;

(ddd)       "OFAC" means the United States Treasury Department's Office of Foreign Assets Control;

(eee)         "Old Kidoz Certificates" means the certificates representing the Kidoz Shares as held by the Kidoz Securities Holders at the Share Exchange Time;

(fff)             "Person" means an individual, partnership, association, body corporate, limited partnership, a trust, a trustee, executor, administrator or other legal personal representative, a syndicate, a joint venture, government (including any Governmental Entity) or any other Entity, whether or not having legal status;

(ggg)         "Pre-Closing Period" means the period commencing on the date of this Agreement and ending immediately prior to the Share Exchange Time;

(hhh)         "Regulatory Approvals" means all third party approvals required in order for all of the transactions contemplated hereby to be carried out, including without limitation, all required approvals of the Exchange and the Exchange Acceptance;

(iii)               "Regulatory Authority" means any supranational, national, federal, state, regional, tribal, provincial, local or municipal administrative, judicial, legislative, executive, regulatory, police or taxing government or governmental or quasi-governmental authority of any nature, including any agency, branch, bureau, department, commission, official or entity, or any court, arbitrator or other tribunal, whether domestic or foreign, and including without limitation, the TSX Venture Exchange;

(jjj)             "Replacement Options" has the meaning ascribed to that term in the Plan of Arrangement;

(kkk)       "Representatives" means and includes officers, directors, employees, agents, attorneys, accountants and advisors;

(lll)               "SEC" means the United States Securities and Exchange Commission;

(mmm)   "Securities Authorities" means collectively, the SEC, the Israeli Securities Agency, the Ontario Securities Commission, the British Columbia Securities Commission, any other securities Regulatory Authority in a province or territory of Canada which may be applicable, and the TSX Venture Exchange;

(nnn)         "Securities Laws" means the 1933 Act, the 1934 Act, any applicable U.S. state securities Laws, the Israeli Securities Law, 1968, as amended, the Securities Act (Ontario), the Securities Act (British Columbia) and any other applicable securities Laws of a province or territory of Canada, as amended and all rules and regulations promulgated thereunder, as amended, and the rules and regulations of the SEC, the Israeli Securities Agency and the TSX Venture Exchange;

(ooo)       "SEDAR" means the System for Electronic Data Analysis and Retrieval implemented at www.sedar.com;

(ppp)       "Share Exchange Time" means the earliest time during the Closing at which all of the preliminary actions required to have been taken by Kidoz and the Kidoz Securities Holders to enable the exchange of shares contemplated in Section 2.01 hereof to be effected have been taken;

(qqq)       "Shoal Games" means Shoal Games Ltd., a company existing under the Anguilla International Business Corporations Act;

(rrr)            "Shoal Games Board" means the board of directors of Shoal Games;

(sss)          "Shoal Games Data Room" means the electronic data room made accessible by Shoal Games to Kidoz and Kidoz's Representatives in connection with the conduct by Shoal Games of its due diligence on Kidoz hosted by Google Drive, as the same was constituted on the date of execution of this Agreement;

(ttt)             "Shoal Games Exchange Shares" means the 52,450,286 Shoal Games Shares which are to be issued to the Kidoz Securities Holders pursuant to Section 2.1 of this Agreement;

(uuu)         "Shoal Games Filings" means all documents publicly filed under the profile(s) of Shoal Games on EDGAR and SEDAR;

(vvv)         "Shoal Games Financial Statements" means all financial statements of Shoal Games included in the Shoal Games Filings;

(www)   "Shoal Games Group" means Shoal Games and the Subsidiaries of Shoal Games or any combination of such Persons;

(xxx)         "Shoal Games IP" means any and all Intellectual Property Rights that are or have been owned or purported to be owned by, or licensed to, Shoal Game or any other member of the Shoal Games Group. and all Technology that is or has been owned or purported to be owned by, or licensed to, Shoal Games or any other member of the Shoal Games Group;

(yyy)         "Shoal Games Key Employees" means Tryon M. Williams (Executive Chairman) and Jason M. Williams (CEO), each of whose services is provided by a management corporation);

(zzz)          "Shoal Games Material Contract" means a Contract of Shoal Games or of any other member of the Shoal Games Group which is a Material Contract of Shoal Games or such member of the Shoal Games Group;

(aaaa)     "Shoal Games Options" means options to purchase Shoal Games Shares issued pursuant to or governed by the Shoal Games Stock Option Plan;

(bbbb)   "Shoal Games Shares" mean the common shares without par value in the capital of Shoal Games;

(cccc)     "Shoal Games Stock Option Plan" means the 10% "rolling" stock option plan implemented by Shoal Games effective July 2, 2015 and approved by the TSX Venture Exchange;

(dddd)   "Shoal Games Working Capital" at any specified time shall mean and be the current assets of Shoal Games at such time, determined in accordance with U.S. GAAP applied consistent with prior financial reporting periods but not including such aggregate net amount as Shoal Games may theretofore have received under the Concurrent Financing minus the current liabilities of Shoal Games at such time, determined in accordance with U.S. GAAP applied consistent with prior financial reporting periods;

(eeee)     "Subsidiary" means, with respect to a Person, any Entity, whether incorporated or unincorporated: (i) of which such Person or any other subsidiary of such Person is a general partner; or (ii) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person and/or by any one or more of its subsidiaries; and shall include any body corporate, partnership, joint venture or other entity over which it exercises direction or control.  For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise;

(ffff)           "Tax Returns" means all returns, schedules, elections, declarations, reports, information returns, notices, forms, statements and other documents made, prepared or filed with any Governmental Entity or required to be made, prepared or filed with any Governmental Entity relating to Taxes;

(gggg)     "Tax" and "Taxes" means (i) any and all taxes, customs, duties, tariffs, imposts, charges, deficiencies, assessments, levies or other like governmental charges, including, without limitation, income, gross receipts, excise, real or personal property, ad valorem, value added, estimated, alternative minimum, stamp, sales, withholding, social security, occupation, use, service, service use, license, net worth, payroll, franchise, transfer, national health insurance, severance and recording taxes and charges, imposed by any Governmental Entity with taxing authority and such term shall include any interest, fines, penalties, linkage differentials (hefreshei hatzmada) or additional amounts attributable to, or imposed upon, or with respect to, any such amounts, if any, whether disputed or not; and (ii) any liability for the payment of any amounts of the type described in clause (i) as a result of being or having been a member of an affiliated, consolidated, combined, unitary or similar group for any period (including any arrangement or group or consortium relief or similar arrangement);

(hhhh)     "Technology" means any and all of the following tangible embodiments of Intellectual Property Rights, in any form or media:  diagrams, inventions (whether or not patentable), invention disclosures, know-how, ideas, methods, software, network configurations and architectures, proprietary information, protocols, schematics, design information, bills of material, build instructions, tooling requirements, manufacturing processes, specifications, technical data, software code (in any form, including source code and executable or object code), build scripts, test scripts, algorithms, APIs, subroutines, techniques, user interfaces, IP cores, net lists, photomasks, lab notebooks, packaging and other specifications, verification tools, development tools, test reports, domain names, web sites, works of authorship, documentation (including instruction manuals, samples, studies, and summaries), databases and data collections or any other form of technology;

(iiii)             "Trademarks" means unregistered and registered trademarks, trade names, service marks, service names, common law trademarks and service marks, trade dress and logos, trade names, business names, corporate names, product names, source or business identifiers, collective membership marks, certification marks, slogans, 800 numbers, social media pages or designations, hash tags and other forms of indicia or origin, whether or not registrable as a trademark in any given jurisdiction, and the goodwill associated with any of the foregoing and any renewals and extensions of any of the foregoing;

(jjjj)           "Trade Secrets" means information and materials not generally known to the public, including confidential and proprietary information, whether oral or written, and include ideas, designs, concepts, compilations of information, methods, techniques, procedures, processes and other know-how, whether or not patentable, of any nature in any form, including all writings, memoranda, copies, reports, papers, surveys, analyses, drawings, letters, computer printouts, computer programs, computer applications, specifications, business methods, business processes, business techniques, business plans, data (including customer data), graphs, charts, sound recordings or pictorial reproductions, that (a) derive independent economic value, actual or potential, from not being generally known to the public or to other Persons who can obtain economic value from its disclosure or use and (b) are the subject of efforts to maintain their secrecy;

(kkkk)   "U.S. GAAP" means United States generally accepted accounting principles;

(llll)             "United States" means the United States of America, its territories and possessions;

(mmmm)      "U.S." means United States; and

(nnnn)     "USA PATRIOT Act" means the United States "Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001", as amended.

1.2       Other Terms.  In addition to the terms defined in Section 1.1, the following terms are defined in the Sections of or Schedules to this Agreement noted below:

Defined Term	Section
Anti-Corruption Laws	Schedule "B" at (bb)
Basket	Section 12.5(d)
Charter Documents	Schedule "B" at (h)
Closing Date	Section 10.1
Contractors	Schedule "B" at (c)(iv)
D&O Insurance	Section 6.18
End Date	Section 11.4
Indemnified Party	Section 12.4
Indemnifying Party	Section 12.4
Invention Assignment Agreements	Schedule "B" at (z)(iv)
Kidoz 2018 Statement of Cash Flows	Schedule "B" at (n)(ii)
Kidoz IP	Schedule "B" at (z)(i)
Kidoz Premises Lease	Schedule "B" at (w)(i)
Kidoz Representations	Section 12.2
Kidoz Securities Holders Representations	Section 12.3
Party	Section 13.11(g)
Rule 144	Schedule "D" at (h)(ii)(B)
Shoal Games Premises Leases	Schedule "D" at (x)(i)
VAT	Schedule "B" at (v)(viii)
Warranting Shareholder	Schedule "C" at preamble

Section 2.                                                                    Share Exchange

2.1              Upon and subject to the terms and conditions of this Agreement, at the Share Exchange Time, each of the Kidoz Securities Holders shall sell, assign and transfer to Shoal Games, and Shoal Games shall purchase from each of the Kidoz Securities Holders, all right, title and interest in and to those Kidoz Shares then held by each of them, which together shall constitute all of the equity securities of Kidoz which are then issued and outstanding, and, in consideration therefor, Shoal Games shall issue to such trustee as shall be specified by each of the Kidoz Securities Holders who or which is specified in Schedule "A" as being a tax resident of Israel or as holding Kidoz Shares for a beneficiary who is a tax resident of Israel and to each of the other Kidoz Securities Holders themselves that number of Shoal Games Shares determined by multiplying 52,450,286 by a fraction, the numerator of which is equal to the sum of the number of Kidoz Ordinary Shares that are held by the applicable Kidoz Securities Holder at the Share Exchange Time and the number of further Kidoz Ordinary Shares, if any, that would be held by the applicable Kidoz Securities Holder at the Share Exchange Time if all of the conversion rights attaching to all of the Kidoz Shares then held by that Kidoz Securities Holder, if any, were exercised and the denominator of which is equal to the total number of Kidoz Ordinary Shares that would be issued and outstanding at the Share Exchange Time if all of the conversion rights attaching to all of the Kidoz Shares then issued and outstanding were exercised, rounded down to the nearest whole number of shares, in each applicable case to be held by the trustee specified for the benefit of the applicable Kidoz Securities Holder or specified current beneficiary.

Section 3.                                                                    Representations and Warranties of Kidoz.

3.1              Kidoz  represents and warrants to and in favour of Shoal Games as set forth in Schedule "B" and Kidoz and each of the Kidoz Securities Holders acknowledges that Shoal Games is relying upon such representations and warranties in entering into this Agreement and will be relying upon such representations and warranties in completing its obligations hereunder.

Section 4.                                                                    Representations and Warranties of the Kidoz Securities Holders.

4.1              Each of the Kidoz Securities Holders, with respect only to himself, herself or itself, not jointly, and only to matters pertaining to the securities and/or rights which he, she or it holds or may come to hold and not with respect to any of the other Kidoz Securities Holders or any matters pertaining to any of the securities and/or rights which any of the other Kidoz Securities Holders holds or may come to hold, represents and warrants to and in favour of Shoal Games as set forth in Schedule "C" and acknowledges that Shoal Games is relying upon such representations and warranties in entering into this Agreement and will be relying upon such representations and warranties in completing its obligations hereunder.

Section 5.                                                                    Representations and Warranties of Shoal Games.

5.1              Shoal Games represents and warrants to and in favour of Kidoz and the Kidoz Securities Holders and each of them as set forth in Schedule "D" and acknowledges that Kidoz and the Kidoz Securities Holders and each of them is relying upon such representations and warranties in entering into this Agreement and will be relying upon such representations and warranties in completing their respective obligations hereunder.

Section 6.                                                                    Covenants and Agreements.

6.1              Operation of Kidoz's Business.

(a)                During the Pre-Closing Period, Kidoz shall, unless otherwise approved in writing (which shall include e-mail) by Shoal Games (which approval shall not be unreasonably withheld or delayed):

(i)        conduct its business and operations in the ordinary course and in accordance with past practices;

(ii)       preserve intact its current business organization, keeps available the services of its current officers and key employees and maintain its current relations consistent with prior business practices with all suppliers, customers, distributors, landlords, creditors, licensors, licensees, key employees and other Persons having contractual or other business relationships with Kidoz;

(iii)       timely pay its debts and Taxes consistent with past practices and in compliance with all applicable terms and conditions, or laws and regulations;

(iv)       collect its receivables in the same manner and on the same terms as such receivables have historically been collected; and

(v)       promptly notify Shoal Games of (A) any notice or other communication from any Person alleging that the Consent of such Person is or may be required in connection with any of the transactions contemplated by this Agreement, (B) any Legal Proceeding commenced or threatened against, relating to or involving or otherwise affecting Kidoz that relates to the consummation of any of the transactions contemplated by this Agreement; provided that no notification so given to Shoal Games shall limit or otherwise affect any of the representations, warranties, covenants or obligations of Kidoz and/or any of the Kidoz Securities Holders contained in this Agreement;

save and except where failure to do so would not have a Material Adverse Effect on Shoal Games.

(b)               During the Pre-Closing Period, Kidoz will not, without the prior written consent of Shoal Games (which approval shall not be unreasonably withheld):

(i)                   declare, accrue, set aside or pay any dividend (whether in cash, stock or property or any combination thereof) or make any other distribution in respect of any shares or other securities, or repurchase, redeem or otherwise reacquire any shares or other securities, except as may be required or allowed in connection with the transactions contemplated in this Agreement;

(ii)                 form any Subsidiary or acquire any equity interest or other interest in any other Entity;

(iii)                enter into or become bound by, or permit any of the assets owned or used by it to become bound by or subject to, any Material Contract or Encumbrance, or amend or terminate, or waive or exercise any material right or remedy under, any Material Contract, other than in the ordinary course of business consistent with past practice;

(iv)               acquire, lease or license any right or other asset from any other Person or sell, transfer, pledge or otherwise dispose of, or lease or license, any right or other asset to any other Person, except in each case for immaterial assets acquired, leased, licensed, sold, transferred, pledged or disposed of by Kidoz in the ordinary course of business and consistent with past practices and any non-exclusive license of Kidoz IP in the ordinary course of business consistent with past practice, or abandon, waive or relinquish any material right;

(v)                 fail to maintain, or allow to lapse, or abandon, including by failure to pay the required fees in any jurisdiction, any Kidoz Intellectual Property Rights used in or otherwise material to the Kidoz Business;

(vi)               other than consistent with past practice and in accordance with existing accounting policies, write off any receivables or otherwise revalue any of its assets;

(vii)              lend money to any Person;

(viii)            forgive any loans to any of its directors, officers or employees, or except as may be required by applicable Law or the terms of any Contract in effect prior to the date hereof that has been provided or made available to Shoal Games prior to the date hereof, or pay or commit to pay any bonus, commission or other incentive payment or make any profit-sharing or similar payment to, or increase or commit to increase the amount of the wages, salary, commissions, fringe benefits or any other compensation or remuneration payable to, any of its directors, officers, employees or consultants with respect to a period following the Closing;

(ix)               except as required pursuant to Israeli law or other applicable Legal Requirement, make any severance or termination payment to any officer or other employee;

(x)                 enter into any material transaction or take any other material action outside the ordinary course of business or inconsistent with past practices; or

(xi)               offer, agree or commit to take any of the actions described in clauses "(i)" through "(x)" of this Section 6.1(b).

(c)                During the Pre-Closing Period, Kidoz shall, promptly following such time as Kidoz has Knowledge of the occurrence of such event, notify Shoal Games in writing of any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 8 or Section 9 impossible or unlikely or that has had or may reasonably be expected to have a Material Adverse Effect on Kidoz.

(d)               Notwithstanding the foregoing, Kidoz may, without the prior consent of Shoal Games, distribute or otherwise make any payment it may deem fit with respect to any amount, so long as the payment thereof would not cause the Kidoz Working Capital immediately after payment to be less than U.S.$100,000.

6.2              Operation of Shoal Games' Business.

(a)                During the Pre-Closing Period, unless otherwise approved in writing (which shall include e-mail) by Kidoz, which approval shall not be unreasonably withheld or delayed, Shoal Games shall and shall ensure that each member of the Shoal Games Group does:

(i)                   conduct its business and operations in the ordinary course and in accordance with past practices;

(ii)                 preserve intact its current business organization, keeps available the services of its current officers and key employees and maintain its current relations consistent with prior business practices with all suppliers, customers, distributors, landlords, creditors, licensors, licensees, key employees and other Persons having contractual or other business relationships with Shoal Games or the applicable member of the Shoal Games Group;

(iii)                timely pay its debts and Taxes consistent with past practices and in compliance with all applicable terms and conditions, or laws and regulations;

(iv)               collect its receivables in the same manner and on the same terms as such receivables have historically been collected; and

(v)                 promptly notify Kidoz of (A) any notice or other communication from any Person alleging that the Consent of such Person is or may be required in connection with any of the transactions contemplated by this Agreement, (B) any Legal Proceeding commenced or threatened against, relating to or involving or otherwise affecting Shoal Games or the applicable member of the Shoal Games Group that relates to the consummation of any of the transactions contemplated by this Agreement; provided that no notification so given to Kidoz shall limit or otherwise affect any of the representations, warranties, covenants or obligations of Shoal Games contained in this Agreement;

save and except where failure to do so would not have a Material Adverse Effect on Kidoz or any of the Kidoz Securities Holders.

(b)               During the Pre-Closing Period, Shoal Games will not and shall ensure that each other member of the Shoal Games Group does not, without the prior written consent of Kidoz (which approval shall not be unreasonably withheld):

(i)                   declare, accrue, set aside or pay any dividend (whether in cash, stock or property or any combination thereof) or make any other distribution in respect of any shares or other securities, or repurchase, redeem or otherwise reacquire any shares or other securities;

(ii)                 sell, issue, grant or authorize the sale, issuance or grant of (A) any shares or other securities, (B) any option, call, warrant or right to acquire any shares or other securities, or (C) any instrument convertible into or exchangeable for any shares or other securities, except that Shoal Games may issue Shoal Games Shares upon the valid exercise of any of the Shoal Games Options which are outstanding as of the date of this Agreement;

(iii)                amend or waive any of its rights under, or accelerate the vesting under, any provision of the Shoal Games Stock Option Plan;

(iv)               amend or permit the adoption of any amendment to its memorandum of association or articles of association or other charter or organizational documents, or effect or become a party to any merger, consolidation, amalgamation, arrangement, share exchange, business combination, recapitalization, reclassification of shares, share split, division or subdivision of shares, share dividend, issuance of bonus shares, reverse share split, consolidation of shares or similar transaction;

(v)                 form any Subsidiary or acquire any equity interest or other interest in any other Entity;

(vi)               make any capital expenditure in excess of U.S.$75,000 individually or U.S.$150,000 in the aggregate;

(vii)              enter into or become bound by, or permit any of the assets owned or used by it to become bound by or subject to, any Material Contract or Encumbrance, or amend or terminate, or waive or exercise any material right or remedy under, any Material Contract, other than in the ordinary course of business consistent with past practice;

(viii)            acquire, lease or license any right or other asset from any other Person or sell, transfer, pledge or otherwise dispose of, or lease or license, any right or other asset to any other Person, except in each case for immaterial assets acquired, leased, licensed, sold, transferred, pledged or disposed of by Shoal Games or the applicable member of the Shoal Games Group in the ordinary course of business and consistent with past practices and any non-exclusive license of the Shoal Games IP in the ordinary course of business consistent with past practice, or abandon, waive or relinquish any material right;

(ix)               fail to maintain, or allow to lapse, or abandon, including by failure to pay the required fees in any jurisdiction, any Shoal Games Intellectual Property Rights used in or otherwise material to the Shoal Games Business;

(x)                 other than consistent with past practice and in accordance with existing accounting policies, write off any receivables or otherwise revalue any of its assets;

(xi)               lend money to any Person, or incur or guarantee any indebtedness for borrowed money, or have any issues, offerings, placements or arrangements of debt securities or commercial bank or other credit facilities;

(xii)              forgive any loans to any of its directors, officers or employees, or except as may be required by applicable Law or the terms of any Contract in effect prior to the date hereof that has been provided or made available to Kidoz prior to the date hereof, or pay or commit to pay any bonus, commission or other incentive payment or make any profit-sharing or similar payment to, or increase or commit to increase the amount of the wages, salary, commissions, fringe benefits or any other compensation or remuneration payable to, any of its directors, officers, employees or consultants;

(xiii)            hire or terminate any employee, officer, director or other service provider, other than hiring or firing of employees or other service providers with total annual compensation not in excess of U.S.$100,000 per Person and in the ordinary course of business consistent with past practice;

(xiv)            except as required pursuant to any applicable Law, make any severance or termination payment to any officer or other employee;

(xv)             enter into any material transaction or take any other material action outside the ordinary course of business or inconsistent with past practices; or

(xvi)            offer, agree or commit to take any of the actions described in clauses "(i)" through "(xv)" of this Section 6.2(b).

(c)                During the Pre-Closing Period, Shoal Games shall, promptly following such time as any member of the Shoal Games Group has Knowledge of the occurrence of such event, notify Kidoz in writing of any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 7 impossible or unlikely or that has had or may reasonably be expected to have a Material Adverse Effect on the Shoal Games Group.

(d)               Notwithstanding the foregoing, Shoal Games may, without the prior consent of Kidoz, distribute or otherwise make any payment as it may deem fit with respect to any amount, so long as the payment thereof would not cause the Shoal Games Working Capital immediately after payment to be less than U.S.$450,000.

6.3              Standstill.  From the date of execution of this Agreement until completion of the transactions contemplated hereby or the earlier termination hereof:

(a)                Kidoz and the Kidoz Securities Holders will not, and will cause each of their respective Representatives to not, directly or indirectly, solicit, initiate, assist, facilitate, promote or encourage proposals or offers from, entertain or enter into discussions or negotiations with, or provide information relating to its securities, business, operations, affairs or financial condition to any persons in connection with the acquisition or distribution of any securities of Kidoz, or any amalgamation, merger, consolidation, arrangement, restructuring, refinancing, sale of any material assets of Kidoz, unless such action, matter or transaction is part of the transactions contemplated in this Agreement or is satisfactory to, and is approved in writing in advance by Shoal Games or is necessary to carry on the normal course of business or is necessary to comply with the fiduciary duties of the directors and officers of Kidoz.  Kidoz agrees that any violation of the restrictions set forth in this subsection 6.3(a) by Kidoz or any of its Representatives shall be deemed a breach of this Agreement by Kidoz; and

(b)               Shoal Games will not, and will cause each of its Representatives to not, directly or indirectly, solicit, initiate, assist, facilitate, promote or encourage proposals or offers from, entertain or enter into discussions or negotiations with, or provide information relating to its securities, business, operations, affairs or financial condition to any persons in connection with  any amalgamation, merger or arrangement with or any purchase of any material assets of any Person other than Kidoz, unless such action, matter or transaction is part of the transactions contemplated in this Agreement or is satisfactory to, and is approved in writing in advance by Kidoz or is necessary to carry on the normal course of business or is necessary to comply with the fiduciary duties of the directors and officers of Shoal Games.  Shoal Games agrees that any violation of the restrictions set forth in this subsection 6.3(b) by Shoal Games or any of its Representatives shall be deemed a breach of this Agreement by Shoal Games.

6.4              Companies Registrar. Kidoz shall make all reasonable efforts to effect all necessary filings with the Companies Registrar for the purpose of updating all information that is required to be updated with respect to Kidoz as a result of Kidoz and/or any of the Kidoz Securities Holders entering into this Agreement, taking any actions pursuant hereto or consummating any of the transactions contemplated hereby.

6.5              Regulatory Approval.  Shoal Games will use commercially reasonable efforts to obtain, in a timely manner, the Exchange Acceptance and all such approvals of all such other Regulatory Authorities as may be required to permit this Agreement and the transactions contemplated hereby to be completed.

6.6              Lock-up Requirement.  Pendinas Limited, Tryon M. Williams and Bingo, Inc., holding collectively, 48,733,111 Shoal Games Shares, which will, immediately prior to the Share Exchange Time, constitute 66.15% of the Shoal Games Shares then issued and outstanding, shall at the Share Exchange Time have undertaken not, during the period in which the Shoal Games Exchange Shares are subject to resale restrictions imposed by the TSX Venture Exchange and/or Canadian securities regulatory authorities, to sell, assign or otherwise dispose of, directly or indirectly, any of the Shoal Games Shares they currently hold, in and by such form of lock-up agreement as shall be acceptable to the Kidoz Securities Holders, acting reasonably, and be delivered to them by Shoal Games at the Closing

6.7              U.S. Securities Laws. Each of the Kidoz Securities Holders understands and acknowledges that the Shoal Games Exchange Shares to be issued to this Agreement have not been, nor will any of them be, registered under the 1933 Act or the securities laws of any state of the United States and understands and agrees that the Shoal Games Exchange Shares may not be offered or sold in the United States or to or on behalf of a U.S. Person unless the Shoal Games Exchange Shares are registered under the 1933 Act or an exemption from the registration requirements of the 1933 Act is available.

6.8              Facilitation.  Shoal Games and Kidoz shall use all reasonable efforts to take, or cause to be taken, all actions necessary to consummate and make effective the transactions contemplated by this Agreement.  Without limiting the generality of the foregoing, each of Shoal Games and Kidoz: (i) shall make all deliveries and filings (if any) and give all notices (if any) required to be made and given by such party in connection with the transactions contemplated by this Agreement, and (ii) shall use all reasonable efforts to obtain each Consent (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the transactions contemplated by this Agreement or any of them.

6.9              Disclosure. Shoal Games and Kidoz shall consult with each other before issuing any public release or making any public announcement concerning this Agreement or the transactions contemplated hereby.  Without derogating the foregoing, Shoal Games shall not and Kidoz shall not, and neither of them shall permit any of its Representatives to, make any disclosure regarding any of the transactions contemplated by this Agreement unless: (a) such disclosure is made confidentially to potential investors under the Concurrent Financing, (b) the other of Kidoz and Shoal Games shall have consented to such disclosure (which consent shall not be unreasonably withheld, conditioned or delayed), (c) such party shall have been advised in writing by its legal counsel that such disclosure is required by applicable Law or the rules and policies of the TSX Venture Exchange, or (d) such disclosure is required to carry out the transactions contemplated in this Agreement or the obligations of any of the parties hereto.

6.10          Post-Closing Kidoz Board.  Kidoz shall obtain from each of Josef Mendelbaum, Gai Havkin, Aryeh Mergi, Moshe David, and Yaniv Golan his irrevocable resignation as a director of Kidoz, effective at the Share Exchange Time and conditional upon the transactions contemplated by this Agreement having then been consummated.  Shoal Games, as the sole holder of all of the Kidoz Shares then issued and outstanding, shall, immediately after the Share Exchange Time, appoint Eldad Ben Tora and Jason Williams as directors of Kidoz, and shall take all such actions and obtain all such Consents as may be necessary to permit it to do so.

6.11          Post-Closing Shoal Games Board.  The number of directors of Shoal Games shall, until the appointments contemplated in this Section 6.11 have all been made, continue to have been determined by the shareholders of Shoal Games to be at least four (4) but not more than seven (7) and the Shoal Games Board shall, at such time or times as Shoal Games receives Consents from such Persons to so act, pursuant to its authority then to do so pursuant to the by-laws of Shoal Games, appoint Eldad Ben Tora and two such other Persons as those of the Kidoz Securities Holders who or which at the applicable time hold a majority of the Shoal Games Shares then held by all of the Kidoz Securities Holders shall have specified to Shoal Games by notice in writing as their nominee(s) as directors of Shoal Games and Shoal Games shall, at such time as all three (3) such appointments have been made, cause one of the four (4) Persons who is currently a director of Shoal Games (or a successor of one such Person) to resign as a director of Shoal Games.  Shoal Games will use commercially reasonable efforts to obtain, in a timely manner, a directors and officers liability insurance policy providing such coverage as Eldad Ben Tora and such nominees of the Kidoz Securities Holders may reasonably require as a condition of their consenting to act as directors of Shoal Games.

6.12          Post-Closing Shoal Games Advisory Committee.  Until the changes to the Shoal Games Board contemplated in Section 6.11 have all been made, Shoal Games Board shall appoint an advisory committee to assist Shoal Games' management and the Shoal Games Board, which shall consist of three (3) Persons specified by Shoal Games to Kidoz in writing at Closing and Eldad Ben Tora and two (2) other Persons specified by Kidoz to Shoal Games at Closing; and the members of such advisory committee shall also act as non-voting observers of the Shoal Games Board and shall have the right to receive notices of and to attend all meetings of the Shoal Games Board and to participate in discussions thereat as well as to receive any and all information being sent or presented to the Shoal Games Board and to receive a copy of any proposed resolution or action that is proposed to be adopted or taken without a meeting.

6.13           Post-Closing Shoal Games Board Actions.  Until the changes to the Shoal Games Board contemplated in Section 6.11 have all been made, the Shoal Games Board shall not take and Shoal Games shall take all such action(s) as may be necessary to prevent the Shoal Games Board from taking, without having obtained the prior approval of the shareholders of Shoal Games at a duly called general meeting, any action in respect of: (a) transactions that involve parties who or which are directors, officers or affiliates of Shoal Games (within the meaning of "affiliate" specified in Rule 144); (b) any issuance of securities of Shoal Games at a common-share-equivalent price per share that is less than the weighted average market price per share at which shares of Shoal Games have traded on the TSX Venture Exchange on the previous thirty (30) trading days (except issuances of share upon exercise of any currently outstanding Shoal Games Options); (c) any sale, licence, lease or other disposition of any asset of Shoal Games or Kidoz having a value in excess of U.S.$1,000,000; (d) any sale or other disposition of all or a majority (by value) of the business and/or assets of Kidoz; (e) termination of the CEO of Shoal Games or Kidoz other than for cause (where "cause" is determined under such Law as may be applicable with respect to such termination); (f) any change in the business of Shoal Games or Kidoz that is determined to be a "Change of Business" by the TSX Venture Exchange in accordance with its rules and policies in effect at the applicable time; and (g) any merger, amalgamation or other business combination transaction or set of transactions as a result of which the holders of securities of Shoal Games prior to such transaction(s) hold, on an as-converted basis, less than a majority of the voting shares of the resulting Entity after completion of such transaction(s).

6.14          Post-Closing Articles of Kidoz.  The Kidoz Securities Holders acknowledge that Shoal Games will, as the holder of all of the Kidoz Shares then issued and outstanding, immediately after the Share Exchange Time, cause the articles of association of Kidoz to be amended to be in such form as it, in its sole discretion, determines to be acceptable, and hereby consent and agree to such amendment being made.

6.15          Post-Closing Funding of Kidoz.  Forthwith after Closing Shoal Games shall advance to Kidoz, by way of a non-interest bearing loan repayable only from profits generated by Kidoz after Closing and having no maturity date, an amount which is equal to 35% of the aggregate net proceeds which have been derived by Shoal Games from the Concurrent Financing up to the time of advance, to provide support for the ongoing business operations of Kidoz.

6.16          Post-Closing Securities Regulatory Matters.  Shoal Games will not after Closing take or fail to any action that would cause it to cease to be a reporting issuer in any province of Canada or that would cause the Shoal Games Shares to cease to be listed and posted for trading on the TSX Venture Exchange.

6.17          Indemnification Obligations.  The indemnification obligations (including exculpation rights) set forth in the corporate documents of Kidoz, as well as in any existing director or officer indemnification agreements of Kidoz, shall survive the Closing in accordance with their terms, and all such obligations shall be observed and satisfied by Kidoz after the Closing to the fullest extent available under applicable Laws.

6.18          D&O Insurance Arrangements.  Prior to the Closing, Kidoz may purchase and pay in full for a seven (7) year "tail" insurance and indemnification policy covering each Person who is covered by the current directors' and officers' liability insurance policies maintained by Kidoz that provides coverage for matters occurring prior to Closing (the "D&O Insurance"), and Shoal Games shall not terminate such "tail" insurance and shall not modify the D&O Insurance in any manner that would adversely affect the rights thereunder of any Person who on or prior to the Closing was a director or officer of Kidoz.  Those Persons who are directors and officers of Kidoz prior to the Closing shall be considered third party beneficiaries for the purpose of this Section 6.18.

6.19          Status Notification.  Each of Shoal Games and Kidoz shall keep the other reasonably apprised of the status of matters relating to completion of the transactions contemplated hereby.

6.20          Confidentiality.  Except as provided in Sections 6.8 and 6.9 or with the prior written consent of the other parties, each of the parties and its respective directors, officers, employees, shareholders, agents, advisors and other Representatives will hold all information received from the other parties hereto or any of them concerning any of Shoal Games, Kidoz or the Kidoz Securities Holders in strictest confidence and such information shall not be disclosed or used by the recipients thereof, except such information and documents as are available to the public or as are required to be disclosed by applicable Laws. All such information in written or electronic form and documents will be promptly returned to the party originally delivering them in the event that the transactions contemplated by this Agreement are not completed.

6.21          Ibis Capital Liabilities.  Shoal Games shall, prior to the Closing, effect a binding arrangement with Ibis Capital Limited which results in any and all liabilities and obligations which Kidoz may now or could hereafter have to Ibis Capital Limited, as a result of the consummation of the transactions contemplated by this Agreement or otherwise, being forever eliminated.  Shoal Games shall indemnify and hold Kidoz and the current members of the Kidoz Board (Josef Mendelbaum, Gai Havkin, Aryeh Mergi, Moshe David and Yaniv Golan) and the Kidoz Securities Holders harmless from any claim or demand made by Ibis Capital Limited against them, immediately upon first demand.

6.22          Rights to Acquire Shoal Games Securities.  Shoal Games will not prior to the Share Exchange Time grant, issue or otherwise create or cause or permit any of its Subsidiaries to grant, issue or otherwise create any rights of any kind to acquire any of the Shoal Games Shares which are currently unissued or any other equity securities of Shoal Games or any of its Subsidiaries, so that, immediately prior to the Share Exchange Time, the only rights to acquire any of the currently unissued Shoal Games Shares or any other equity securities of Shoal Games or any of its Subsidiaries will be those of the rights that currently exist to purchase up to 3,610,000 Shoal Games Shares under the Shoal Games Options that are currently outstanding in favour of employees, consultants and advisors of Shoal Games which have not, prior to that time, been exercised.

6.23          Covenants to Survive Closing.  The covenants and agreements made by Shoal Games in Sections 6.10 to 6.16, inclusive, and in Sections 6.18 and 6.21 shall survive Closing.

Section 7.                                                                    Conditions Precedent to Obligations of Shoal Games.

The obligations of Shoal Games to consummate the transactions contemplated by this Agreement are subject to the satisfaction (or written waiver exclusively by Shoal Games, if permissible under applicable Law), at or prior to the Share Exchange Time, of each of the following conditions:

7.1              Accuracy of Representations.

(a)                The representations and warranties of Kidoz set forth in Section 3 (referencing Schedule "B") shall have been accurate in all material respects as of the date of this Agreement and as of the Share Exchange Time, as if made at and as of the Share Exchange Time.

(b)               The representations and warranties of the Kidoz Securities Holders set forth in Section 4 (referencing Schedule "C") shall have been accurate in all material respects as of the date of this Agreement and as of the Share Exchange Time, as if made at and as of the Share Exchange Time.

7.2              Performance of Covenants.  Each covenant or obligation that Kidoz or any of the Kidoz Securities Holders is required to comply with or to perform at or prior to the Share Exchange Time shall have been complied with and performed in all material respects.

7.3              Regulatory Approvals.  Shoal Games shall have received Exchange Acceptance and all such approvals of all such other Regulatory Authorities as may be required to permit this Agreement and the transactions contemplated hereby to be completed.

7.4              Deliverables. Shoal Games shall have received prior to or at Closing those documents and instruments specified in Sections 10.3 and 10.4.

7.5              Employees.  None of the Kidoz Key Employees shall have terminated his or her employment with Kidoz or tendered his or her resignation to Kidoz or threatened to terminate his or her employment with Kidoz and Shoal Games shall have received, from such of the Kidoz Key Employees as Shoal Games deems necessary, assurance in writing that he or she has no intention of terminating his or her employment with Kidoz after completion of the transactions contemplated by this Agreement.

7.6              Kidoz Working Capital.  The Kidoz Working Capital at the Share Exchange Time shall be positive in an amount that is not less than US$100,000.

7.7              No Material Adverse Effect. There shall not, since the date of this Agreement, have occurred any event which has a Material Adverse Effect on Kidoz.

7.8              No Restraints.  No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of any of the transactions contemplated by this Agreement shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or applicable to any of the transactions contemplated by this Agreement that makes consummation thereof illegal.

Section 8.                                                                    Conditions Precedent to Obligations of Kidoz.

The obligations of Kidoz to consummate the transactions contemplated by this Agreement are subject to the satisfaction (or written waiver exclusively by Kidoz, if permissible under applicable Law), at or prior to the Share Exchange Time, of the following conditions:

8.1              Accuracy of Representations.  The representations and warranties of Shoal Games set forth in Section 5 (referencing Schedule "D") shall have been accurate in all material respects as of the date of this Agreement and as of the Share Exchange Time, as if made at and as of the Share Exchange Time.

8.2              Performance of Covenants.  Each covenant or obligation that Shoal Games is required to comply with or to perform at or prior to the Share Exchange Time shall have been complied with and performed in all material respects.

8.3              Regulatory Approvals.  Shoal Games shall have received Exchange Acceptance and all such approvals of all such other Regulatory Authorities as may be required to permit this Agreement and the transactions contemplated hereby to be completed.

8.4              Deliverables.  Kidoz and the Kidoz Securities Holders shall have received prior to or at Closing those documents and instruments specified in Section 10.2.

8.5              Employees.  None of the Shoal Games Key Employees shall have terminated his or her employment with the member of the Shoal Games Group by which he or she is employed or tendered his or her resignation to the member of the Shoal Games Group by which he or she is employed.

8.6              Shoal Games Working Capital. The Shoal Games Working Capital at the Share Exchange Time shall be positive in an amount that is not less than US$450,000.

8.7              Concurrent Financing.  Shoal Games shall, prior to the Share Exchange Time, have received and accepted subscriptions for at least 5,000,000 Shoal Games Shares at a purchase price of U.S.$0.40 per share under the Concurrent Financing, in accordance with the transaction documents therefor, and counsel for Shoal Games shall immediately prior to the Share Exchange Time be holding in trust for Shoal Games the full amount of the purchase price for the Shoal Games Shares subscribed for by such subscriptions, subject to an irrevocable direction to pay the amount so held to Shoal Games immediately after the Share Exchange Time.

8.8              Filings.  Shoal Games shall have made all regulatory filings required to enable the Shoal Games Exchange Shares to be traded on the TSX Venture Exchange.

8.9              No Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any event which has a Material Adverse Effect on Shoal Games Group.

8.10          No Restraints.  No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of any of the transactions contemplated by this Agreement shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or applicable to any of the transactions contemplated by this Agreement that makes consummation thereof illegal.

8.11          Tax Ruling.  Kidoz and the Kidoz Securities Holders shall have received prior to the Closing a tax ruling from the Israeli Tax Authorities with respect to the transactions contemplated in this Agreement to the satisfaction of those of the Kidoz Securities Holders who or which would hold the majority of the Ordinary Shares of Kidoz if all conversion rights attaching to all of the outstanding securities of Kidoz were to be exercised.

Section 9.                                                                    Conditions Precedent to Obligations of the Kidoz Securities Holders.

The obligations of the Kidoz Securities Holders to consummate the transactions contemplated by this Agreement are subject to the satisfaction (or written waiver exclusively by the Kidoz Securities Holders, if permissible under applicable Law), at or prior to the Share Exchange Time, of the following conditions:

9.1              Accuracy of Representations.  The representations and warranties of Shoal Games set forth in Section 5 (referencing Schedule "D") shall have been accurate in all material respects as of the date of this Agreement and as of the Share Exchange Time, as if made at and as of the Share Exchange Time.

9.2              Performance of Covenants.  Each covenant or obligation that Shoal Games is required to comply with or to perform at or prior to the Share Exchange Time shall have been complied with and performed in all material respects.

9.3              Deliverables.  Kidoz and the Kidoz Securities Holders shall have received prior to or at Closing those documents and instruments specified in Section 10.2.

9.4              No Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any event which has a Material Adverse Effect on Shoal Games Group.

9.5              No Restraints.  No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of any of the transactions contemplated by this Agreement shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or applicable to any of the transactions contemplated by this Agreement that makes consummation thereof illegal.

9.6              Tax Ruling.  Kidoz and the Kidoz Securities Holders shall have received prior to the Closing a tax ruling from the Israeli Tax Authorities with respect to the transactions contemplated in this Agreement to the satisfaction of those of the Kidoz Securities Holders who or which would hold the majority of the Ordinary Shares of Kidoz if all conversion rights attaching to all of the outstanding securities of Kidoz were to be exercised.

9.7              Tax Ruling Appeal Costs.  The Kidoz Securities Holders shall have received prior to or at the Closing a letter from Kidoz, agreed to by Shoal Games as to the obligations therein specified and executed by Shoal Games to that effect, undertaking to, at its own expense, in the event that the Israeli tax authorities do not issue a final tax ruling in the form contemplated by the applicable Kidoz Securities Holders, engage counsel to represent the applicable Kidoz Securities Holders in reaching another settlement with the Israeli tax authorities with respect to the subject transactions or in challenging such decision as the Israeli tax authorities shall have made regarding the subject transactions, in such form as shall be acceptable to the applicable Kidoz Securities Holders.

Section 10.                                                                Closing

10.1          Closing. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Zysman, Aharoni, Gayer & Co. ("ZAG-S&W") in Tel Aviv, Israel, at 10:00 a.m. (local time), with deliveries of all documents and instruments to be received by Shoal Games to be effected, in the event that a Representative of Shoal Games is not then and there present, by electronic transmission, at the time each of the original documents or instruments is tendered, of a true and complete copy thereof, to such destination as Shoal Games shall have specified to ZAG-S&W in writing, followed, forthwith after Closing, by courier delivery thereof to Shoal Games at its address herein specified for physical delivery of notices, on a date to be designated by Shoal Games and Kidoz (the "Closing Date"), which shall be no later than the fifth Business Day after the later to occur of: (a) receipt by Shoal Games of the Exchange Acceptance; and the satisfaction or waiver of the last to be satisfied or waived of the conditions set forth in Sections 7 and 8 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions).

10.2          Deliveries by Shoal Games.  At the Closing, Shoal Games shall deliver to Kidoz and the Kidoz Securities Holders:

(a)                certified true copies of the resolutions of the Shoal Games Board evidencing the approval of this Agreement and all of the transactions of Shoal Games contemplated hereunder, which resolutions will include specific reference to:

(i) the acquisition of all of the Kidoz Shares issued and outstanding as of the Share Exchange Time and the issuance of the Shoal Games Exchange Shares to the Kidoz Securities Holders in consideration therefor, and all other transactions contemplated by this Agreement; and

(ii)                acknowledgement of the changes to be made to the Shoal Games Board contemplated in Section 6.11 and concurrence therein;

(b)               evidence of the Exchange conditional approval of this Agreement and the transactions contemplated hereby;

(c)                a certified true copy of the resolution of the Shoal Games Board authorizing and approving the issuance of the Shoal Games Exchange Shares to such trustee as has been specified by those of the Kidoz Securities Holders who or which are tax residents of Israel or hold Kidoz Shares for beneficiaries who are tax residents of Israel and to each of the other Kidoz Securities Holders itself, pursuant to the provisions of this Agreement, each as to that number of Shoal Games Shares as the applicable Kidoz Securities Holder is entitled to have issued to such specified trustee or to itself pursuant to the provisions of this Agreement, and the registration thereof, where applicable, in the name of the trustee so specified, for the benefit of the respective Kidoz Securities Holders who or which are tax residents of Israel or hold Kidoz Shares for beneficiaries who are tax residents of Israel as set forth in Schedule "A" to this Agreement, according to beneficial ownership of the applicable Kidoz Shares therein specified, and otherwise in the name of the applicable Kidoz Securities Holder itself;

(d)               a certificate from counsel for Shoal Games certifying that, as of the time immediately prior to the Share Exchange Time, he is holding in trust for Shoal Games not less than U.S.$2,000,000 as the full purchase price for those Shoal Games Shares in respect of which Shoal Games has theretofore received and accepted subscriptions under the Concurrent Financing, subject to an irrevocable direction to pay such amount in full to Shoal Games immediately after the Share Exchange Time.

(e)                certificates representing the Shoal Games Exchange Shares, each issued in the name of such trustee as has been specified by the Kidoz Securities Holder who or which is a tax resident of Israel or holds Kidoz Shares for a beneficiary who is a tax resident of Israel and who or which is entitled to have Shoal Games Exchange Shares issued to such specified trustee pursuant to this Agreement and otherwise in the name of the Kidoz Securities Holder which is entitled to have Shoal Games Exchange Shares issued to itself pursuant to this Agreement, and each representing that number of Shoal Games Shares as such Kidoz Securities Holder is entitled to have issued to such specified trustee or to itself pursuant to the provisions of this Agreement;

(f)                 an opinion letter from counsel for Shoal Games, dated as of the Closing Date, in a form acceptable to Kidoz and its counsel, acting reasonably;

(g)                a certificate signed by two directors of Shoal Games confirming that: (i) the representations and warranties of Shoal Games contained in this Agreement are true and correct in all material respects as of the Share Exchange Time; and (ii) all of the conditions set forth in Section 7 have been duly satisfied;

(h)                a lock-up agreement executed for and on behalf of Pendinas Limited, Tryon M. Williams and Bingo, Inc., pursuant to and in the form contemplated by Section 6.6;

(i)                  a letter from Shoal Games specifying to Kidoz and the Kidoz Securities Holders the three (3) Persons whom Shoal Games is naming to serve on the advisory committee contemplated by Section 6.12;

(j)                 written confirmation from Shoal Games that, with respect to the future granting of stock options to employees of Kidoz, it has either: (i) duly assumed and adopted the Kidoz Stock Option Plan, or (ii) has amended the Shoal Games Stock Option Plan to include an Israeli employees appendix in such form as has been approved by counsel for Kidoz;

(k)               the letter from Kidoz to the Kidoz Securities Holders referenced in section 9.7, executed for and on behalf of Shoal Games; and

(l)                  such other materials for all matters incidental to the transactions contemplated by this Agreement that are, in the opinion of Kidoz's counsel, acting reasonably, required to be delivered by Shoal Games in order for it to meet its obligations under this Agreement.

10.3          Deliveries by Kidoz.  At the Closing, Kidoz shall deliver to Shoal Games:

(a)                a certified true copy of the resolutions of the Kidoz Board evidencing that the directors of Kidoz have approved this Agreement and all of the transactions of Kidoz and the Kidoz Securities Holders contemplated hereunder, which resolutions will include specific reference to:

(i) the sale and transfer of the Kidoz Shares by and from the Kidoz Securities Holders to Shoal Games as provided for in this Agreement;

(ii)                the cancellation of the Old Kidoz Shares Certificates; and

(iii)               the issuance of the New Kidoz Shares Certificates to Shoal Games;

(b)               the New Kidoz Share Certificates in the name of Shoal Games Ltd.;

(c)                certified true copies of the (conditional) resignations of Josef Mandelbaum, Gai Havkin, Aryeh Mergi, Moshe David, Yaniv Golan as directors of Kidoz specified in Section 6.10;

(d)               an opinion letter from counsel for Kidoz, dated as of the Closing Date, in a form acceptable to Shoal Games and its counsel, acting reasonably;

(e)                a certificate signed by two directors of Kidoz confirming that: (i) the representations and warranties of Kidoz contained in this Agreement are true and correct in all material respects as of the Share Exchange Time; and (ii) all of the conditions set forth in Section 8 have been duly satisfied;

(f)                 a letter from Kidoz specifying to Shoal Games the three (3) Persons whom Kidoz and the Kidoz Securities Holders are naming to serve on the advisory committee contemplated by Section 6.12;

(g)                a copy of the register of shareholders of Kidoz as the same was constituted immediately prior to the Share Exchange Time, certified as being a true copy thereof by an officer of Kidoz;

(h)                a copy of the register of shareholders of Kidoz as the same was constituted immediately after the Share Exchange Time, certified as being a true copy thereof by an officer of Kidoz; and

(i)                  such other materials for all matters incidental to the transactions contemplated under this Agreement that are, in the opinion of Shoal Games' counsel acting reasonably, required to be delivered by Kidoz in order for it to meet its obligations under this Agreement.

10.4          Deliveries by the Kidoz Securities Holders.  At the Closing, the Kidoz Securities Holders shall deliver to Shoal Games:

(a)                the Old Kidoz Share Certificates, each with the form of transfer on the reverse thereof duly executed for transfer or, alternatively, accompanied by a duly executed share transfer deed, provided that, if any Old Kidoz Share Certificate has been lost, the Kidoz Securities Holder in the name of whom or which the Kidoz Shares represented such certificate are registered may instead deliver to Shoal Games a lost securities affidavit in such form as may be acceptable to Shoal Games, accompanied by a duly executed share transfer deed; and

(b)               such other materials for all matters incidental to the transactions contemplated under this Agreement that are, in the opinion of Shoal Games' counsel acting reasonably, required to be delivered by the Kidoz Securities Holders in order for them to meet their obligations under this Agreement.

Section 11.                                                                Termination.

11.1          By either Kidoz or Shoal Games.  Each of Kidoz and Shoal Games shall, in its sole discretion, have the right to terminate this Agreement if this Agreement and/or any of the transactions contemplated hereby is rejected by the TSX Venture Exchange and all recourse or rights of appeal have been exhausted.

11.2          By Shoal Games. Shoal Games shall, in its sole discretion, have the right to terminate this Agreement if any conditions precedent set out in Section 7 are not satisfied, released or waived before the Share Exchange Time.

11.3          By Kidoz. Kidoz shall, in its sole discretion, have the right to terminate this Agreement if any conditions precedent set out in Section 8 and Section 9 are not satisfied, released or waived before the Share Exchange Time.

11.4          End Date.  This Agreement may be terminated by either Shoal Games or Kidoz upon delivery of written notice to the other if: (a) the Closing has not occurred on or before 5:00 p.m., Israel time, on January 31, 2019 unless otherwise agreed upon between Shoal Games and Kidoz (the "End Date"); provided, that neither Shoal Games nor Kidoz will be entitled to terminate this Agreement pursuant to this Section 11.4 if its willful breach of, or willful failure to fulfill any obligation under this Agreement has been the primary cause of the Closing failing to occur on or prior to such time on the End Date.

11.5          Governmental Entity Order or Law.  This Agreement may be terminated by either Shoal Games or Kidoz upon delivery of written notice to the other if: (a) there shall be a final non-appealable order of a Governmental Entity of competent jurisdiction restraining, enjoining or otherwise prohibiting or preventing the consummation of the transactions contemplated hereby or a material portion thereof; or (b) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the transactions contemplated hereby by any Governmental Entity that would make consummation of the transactions contemplated by this Agreement illegal.

11.6          Survival.  In the event this Agreement is terminated, the provisions of Section 6.20 and Section 12 shall survive the termination.

Section 12.                                                                Indemnification.

12.1          By Shoal Games.  Shoal Games agrees to indemnify and hold harmless Kidoz and each Kidoz Securities Holder, each of their respective officers, directors, employees and agents and their respective successors and assigns, from and against any Losses suffered or incurred by them or any of them which arise directly out of: (a) any material breach or default in the performance by Shoal Games of any covenant or agreement made by Shoal Games in this Agreement, (b) any material breach of any representation or warranty made by Shoal Games in this Agreement, and (c) any and all third party actions, suits, proceedings, claims, demands, judgments, costs and expenses (including reasonable legal fees and expenses) arising as a result of circumstances described in subsection (a) or (b) above.

12.2          By Kidoz.  Kidoz agrees to indemnify and hold harmless Shoal Games and its directors, officers, employees and agents and their respective successors and assigns, from and against any Losses suffered or incurred by them or any of them which arise directly out of: (a) any material breach or default in the performance by Kidoz of any covenant or agreement made by Kidoz in this Agreement, (b) any material breach of any representation or warranty made by Kidoz in this Agreement (such representations and warranties being referred to in this Section, collectively, as the "Kidoz Representations"), and (c) any and all third party actions, suits, proceedings, claims, demands, judgments, costs and expenses (including reasonable legal fees and expenses) arising as a result of circumstances described in subsection (a) or (b) above.

12.3          By the Kidoz Securities Holders.  Each of the Kidoz Securities Holders agrees to indemnify and hold harmless Shoal Games and its directors, officers, employees and agents and their respective successors and assigns, from and against any Losses suffered or incurred by them or any of them which arise directly out of: (a) any material breach or default in the performance by Kidoz or such Kidoz Securities Holder of any covenant or agreement made by Kidoz or such Kidoz Securities Holder in this Agreement, (b) any material breach of any representation or warranty made by such Kidoz Securities Holder in this Agreement (such representations and warranties being referred to in this Section, collectively, for each Kidoz Securities Holder, as the "Kidoz Securities Holder Representations") or of any of the Kidoz Representations, and (c) any and all third party actions, suits, proceedings, claims, demands, judgments, costs and expenses (including reasonable legal fees and expenses) arising as a result of circumstances described in subsection (a) or (b) above.

12.4          Indemnity Procedure.

(a)                A Party agreeing to be responsible for or to indemnify against any matter pursuant to this Agreement is referred to herein as the "Indemnifying Party" and the other Party claiming indemnity is referred to as the "Indemnified Party."  An Indemnified Party under this Agreement shall, with respect to claims asserted against such Party by any third party, give prompt written notice to the Indemnifying Party of any liability which might give rise to a claim for indemnity under this Agreement within 10 business days of the receipt of any written claim from any such third party, but not later than 20 days prior to the date any answer or responsive pleading is due, and with respect to other matters for which the Indemnified Party may seek indemnification, give prompt written notice to the Indemnifying Party of any liability which might give rise to a claim for indemnity; provided, however, that any failure to give such notice will not waive any rights of the Indemnified Party except to the extent the rights of the Indemnifying Party are materially prejudiced.

(b)               The Indemnifying Party shall have the right, at its election, to take over the defense or settlement of such claim by giving written notice to the Indemnified Party at least 15 days prior to the time when an answer or other responsive pleading or notice with respect thereto is required.  If the Indemnifying Party makes such election, it may conduct the defense of such claim through counsel of its choosing (subject to the Indemnified Party's approval of such counsel, which approval shall not be unreasonably withheld), shall be solely responsible for the expenses of such defense and shall be bound by the results of its defense or settlement of the claim. The Indemnifying Party shall not settle any such claim without prior notice to and consultation with the Indemnified Party, and no such settlement involving any equitable relief or which might have an adverse effect on the Indemnified Party may be agreed to without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld). So long as the Indemnifying Party is diligently contesting any such claim in good faith, the Indemnified Party may pay or settle such claim only at its own expense and the Indemnifying Party will not be responsible for the fees of separate legal counsel to the Indemnified Party, unless the named Parties to any proceeding include both Parties or representation of both Parties by the same counsel would be inappropriate due to conflicts of interest or otherwise. If the Indemnifying Party does not make such election, or having made such election does not, in the reasonable opinion of the Indemnified Party proceed diligently to defend such claim, then the Indemnified Party may (after written notice to the Indemnifying Party), at the expense of the Indemnifying Party, elect to take over the defense of and proceed to handle such claim in its discretion and the Indemnifying Party shall be bound by any defense or settlement that the Indemnified Party may make in good faith with respect to such claim. In connection therewith, the Indemnifying Party will fully cooperate with the Indemnified Party should the Indemnified Party elect to take over the defense of any such claim. The Parties agree to cooperate in defending such third party claims and the Indemnified Party shall provide such cooperation and such access to its books, records and properties as the Indemnifying Party shall reasonably request with respect to any matter for which indemnification is sought hereunder; and the Parties hereto agree to cooperate with each other in order to ensure the proper and adequate defense thereof.

(c)                With regard to claims of third parties for which indemnification is payable hereunder, such indemnification shall be paid by the Indemnifying Party upon the earlier to occur of: (i) the entry of a judgment against the Indemnified Party and the expiration of any applicable appeal period, or if earlier, five (5) days prior to the date that the judgment creditor has the right to execute the judgment; (ii) the entry of an non-appealable judgment or final appellate decision against the Indemnified Party; or (iii) a settlement of the claim. Notwithstanding the foregoing, the reasonable expenses of counsel to the Indemnified Party shall be reimbursed on a current basis by the Indemnifying Party. With regard to other claims for which indemnification is payable hereunder, such indemnification shall be paid promptly by the Indemnifying Party upon demand by the Indemnified Party.

12.5          Limitation on Liability.

(a)                Subject to subsection 12.5(e), the maximum aggregate liability of each of the Kidoz Securities Holders for Losses suffered or incurred arising out of or relating to a breach or breaches of the Kidoz Representations, shall not exceed 10% of the value of the Shoal Games Exchange Shares actually received by such Kidoz Securities Holder, calculated as at the Share Exchange Time.  Subject to subsection 12.5(e), the aggregate liability of each of the Kidoz Securities Holders to Shoal Games and its directors, officers, employees and agents and their respective successors and assigns under this Agreement for Losses suffered or incurred arising out of or relating to a breach or breaches of such Kidoz Securities Holders' Kidoz Securities Holder Representations shall not exceed the value of the Shoal Games Exchange Shares actually received by such Kidoz Securities Holder, calculated as at the Share Exchange Time.

(b)               It is hereby further clarified that each indemnifying Kidoz Securities Holder may elect to satisfy his, her or its indemnification amount either by payment of the indemnification amount in money or by surrender of the applicable number of Shoal Games Exchange Shares.

(c)                The Kidoz Representations shall survive for a period of 12 months following the Closing and the each of the Kidoz Securities Holder Representations shall survive for a period of 24 months following the Closing. No claim with respect to breach of representations shall be brought against any of the Kidoz Securities Holders following the expiration of the applicable survival period.

(d)               The Kidoz Securities Holders shall not be liable for any costs, losses, damages or expenses arising hereunder until the aggregate amount thereof exceeds U.S.$250,000 (the "Basket"); provided, however, that if such aggregate amount exceeds the Basket, then Shoal Games shall be entitled to indemnification for all such Losses, disregarding the Basket.

(e)                Subsection 12.5(a) will not apply to limit the obligations and liability of any Kidoz Securities Holder for claims for fraud, willful misconduct or intentional misrepresentation by such Kidoz Securities Holder, or fraud, willful misconduct or intentional misrepresentation by Kidoz of which such Kidoz Securities Holder had Knowledge.

(f)                 Notwithstanding anything to the contrary contained in this Agreement, the parties hereby agree that, from and after the Closing, the indemnification set forth in this Section 12 shall be the sole and exclusive monetary remedies available to the parties in connection with this Agreement and with respect to any Losses incurred by any party in connection with this Agreement and the sole and exclusive remedy available to the parties for any such claims; provided that nothing herein shall preclude any party from: (a) seeking any remedy based upon fraud or intentional misrepresentation or (b) seeking any non-monetary remedy, including, without limitation, specific performance and/or injunctive relief.

Section 13.                                                                Miscellaneous Provisions.

13.1          Amendment.  This Agreement may be amended with the approval of the respective boards of directors of Kidoz and Shoal Games at any time and each of the Kidoz Securities Holders hereby consents to and agrees to be bound by each amendment made to this Agreement with such approvals.  Provided that the applicable amendment does not have a Material Adverse Effect on the Kidoz Securities Holders or Kidoz or any of them, this Agreement may be amended with the approval of Eldad Ben Tora, acting for and on behalf of Kidoz and the Kidoz Securities Holders, and of a representative of Shoal Games to whom the requisite authority to do so has been delegated by its board of directors, acting for and on behalf of Shoal Games, and each of Kidoz and the Kidoz Securities Holders and Shoal Games hereby consents to and agrees to be bound by each such amendment made to this Agreement with such approvals. This Agreement may not be amended except by an instrument in writing signed on behalf of each of Kidoz and Shoal Games.

13.2          Waiver.

(a)                No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

(b)               No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

13.3          Entire Agreement. This Agreement and the ancillary documents referenced herein contain the whole agreement between the parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions between and among the parties and there are no representations, warranties, covenants, conditions or other terms other than expressly contained in this Agreement and the ancillary documents referenced herein.  In particular, upon the execution and delivery of this Agreement, the LOI is hereby terminated and of no further force and effect.

13.4          Governing Law; Venue.  Subject to the provisions of Section 13.5, this Agreement shall be solely governed by, and construed in accordance with, the laws of England and Wales, without giving effect to any other choice of law or conflict of law provision or rule (whether of England and Wales or otherwise) that would cause the application of the laws of any jurisdiction other than England and Wales.  Any dispute arising under or in relation to this Agreement in respect of which only a remedy or remedies in equity is/are sought shall be resolved in, and the sole and exclusive jurisdiction in that regard shall be with the High Court in London, England, and each of the parties hereby in that regard submits irrevocably to the jurisdiction of such court.  The parties hereby (i) consent to and grant any such court jurisdiction over the person of such parties and, to the extent permitted by law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 13.9 of this Agreement or in such other manner as may be permitted by law shall be valid and sufficient service thereof, (ii) agree that they will not attempt to deny or defeat such jurisdiction by motion or other request for leave from any such court, and (iii) agree that they will not bring any action relating to this Agreement or the transactions contemplated hereby in which only a remedy or remedies in equity is/are sought in any court other than the High Court in London, England.  Each party agrees that a final order in any action or proceeding in such court shall be conclusive and may be enforced in other jurisdictions by suit thereon or in any other manner provided by law.  In the event of any conflict between the terms of this Section 13.4 and those of Section 13.5, the terms of Section 13.5 shall prevail.  To remove any doubt, any dispute that arises during the arbitration process specified in Section 13.5 regarding matters related to the arbitrator, the arbitration process and/or the award shall be subject to the terms of Section 13.5 and the rules therein specified, where the right authority per such rules shall be the Tribunal of Arbitration referenced therein or the High Court of Switzerland, as the case may be.

13.5          Arbitration.  Any dispute, controversy or claim arising out of, or in relation to, this Agreement and/or any related document, including the validity, invalidity, breach or termination thereof, other than those in respect of which only a remedy or remedies in equity is/are sought pursuant to Section 13.4, shall be resolved by arbitration in accordance with the Swiss Rules of International Arbitration of the Swiss Chambers' Arbitration Institution in force on the date on which the applicable notice of arbitration is submitted in accordance with those rules.  The number of arbitrators shall be one and the arbitrator shall be selected by both parties.  The seat of the arbitration(s) shall be Zurich, Switzerland.  The arbitral proceedings shall be conducted in English.  Expenses of any and all such arbitration proceedings, including the arbitrator's fee, shall be borne by both parties equally.

13.6          Specific Performance; Remedies.  Each of Kidoz and Shoal Games agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that each of Kidoz and Shoal Games shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which such party is entitled at law or in equity.

13.7          Enurement.  This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective heirs, executors, administrators, other legal representatives, successors and permitted assigns.

13.8          Assignability.  Neither this Agreement nor any of Kidoz's rights hereunder may be assigned by Kidoz without the prior written consent of Shoal Games, and any attempted assignment of this Agreement or any of such rights by Kidoz without such consent shall be void and of no effect.

13.9          Notices.  Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by commercial courier or express delivery service by facsimile or by e-mail or e-mail attachment) to the address or facsimile telephone number or e-mail address set forth beneath the name of such party below or in Schedule "A", as applicable (or to such other address or facsimile telephone number or e-mail address as such party shall have specified in a written notice given to the other parties hereto):

(a)                if to Shoal Games:

Shoal Games Ltd. (Attention: T.M. Williams)

Hansa Bank Building, Ground Floor

Landsome Road, The Valley

AI 2640, Anguilla, BWI

Facsimile Number: +1 604-694-0301

E-mail Address: tarrnie@shoalgames.com

with a copy to:

Bruce H. Chapman

Suite 410 - 325 Howe Street

Vancouver, B.C. Canada V6C 1Z7

Facsimile Number: +1 888-889-4784

E-mail Address: bruce.chapman@chapmantaxlaw.com

(b)               if to Kidoz:

Kidoz Ltd. (Attention: Eldad Ben Tora)

Haomanut 12, Poleg Industrial Park

Netanya, Israel

E-mail Address: eldad@kidoz.net

with a copy to:

Zysman, Aharoni, Gayer & Co. (Attention: Mor Limanovich)

Beit Zion, 41-45 Rothschild Blvd

Tel Aviv, Israel  6578401

Facsimile Number: +972-3-7955550

E-mail Address: morl@zag-sw.co.il

(c)                if to any of the Kidoz Securities Holders: address, facsimile telephone number or e-mail address set forth in Schedule "A".

13.10      Severability.  If any provision of this Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Agreement. Each provision of this Agreement is separable from every other provision of this Agreement, and each part of each provision of this Agreement is separable from every other part of such provision.

13.11      Construction.

(a)                For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

(b)               The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c)                As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

(d)               Except as otherwise indicated, all references in this Agreement to "Sections" and "Schedules" are intended to refer to Sections of this Agreement and Schedules to this Agreement.

(e)                The bold-faced headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

(f)                 Except as otherwise indicated, (i) all references in this Agreement to dollar amounts and to "$" are intended to refer to United States dollars, and (ii) all references in this Agreement to "NIS" are intended to refer to New Israeli Shekels.

(g)                The word "party" or "Party" shall, unless the context otherwise requires, be construed to mean a party to this Agreement.  Any reference to a party to this Agreement or any other agreement or document contemplated hereby shall include such party's successors and permitted assigns.

13.12      Execution by Counterparts. This Agreement may be signed manually or electronically in any number of counterparts, each of which when delivered, either by hand, mail, facsimile or other electronic method of transmission, shall be deemed to be an original and all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

SHOAL GAMES LTD.

by:    /s/ T. M. Williams

Tryon M. Williams,

Executive Chairman

KIDOZ LTD.

by:   /s/ E. Ben Tora

Eldad Ben Tora,

Chief Executive Officer

LOOL VENTURES LIMITED PARTNERSHIP

by its General Partner:

      Yaniv Golan

[Name of General Partner]

by:   /s/ Yaniv Golan

         [Signature of Authorized Signatory]

         Yaniv Golan

         [Name of Authorized Signatory]

          General Partner

         [Title of Authorized Signatory]

ORDAN ENTERPRISES LTD.

by:     /s/ Aryeh Mergi

         [Signature of Authorized Signatory]

          Aryeh Mergi

        [Name of Authorized Signatory]

          Director

         [Title of Authorized Signatory]

COMPASS H.N.T. YAZAMUT LTD.

by:      /s/ Moshe David

         [Signature of Authorized Signatory]

          Moshe David

         [Name of Authorized Signatory]

          Founder and CEO

         [Title of Authorized Signatory]

NORMA INVESTMENT LTD.

by:      /s/ Chrystalla Komodromou Stylla

         [Signature of Authorized Signatory]

         Chrystalla Komodromou Stylla

         [Name of Authorized Signatory]

          o/b of Thackeray Investmets Limited, Director

         [Title of Authorized Signatory]

This is Page 35 of the Agreement entered into December 21, 2018 among Shoal Games Ltd., Kidoz Ltd. and the Kidoz Securities Holders (as therein defined), as amended January 18, 2019 and February 28, 2019

ERLINAD HOLDINGS LTD.

by:      /s/ Georgres Chr Kyrov  /s/ Dvaid Davidovich

         [Signature of Authorized Signatory]

   Georgres Chr Kyrov       Dvaid Davidovich

         [Name of Authorized Signatory]

    Director                              Director

         [Title of Authorized Signatory]

SMART VENTURES CAPITAL LIMITED

by:       /s/ Eirini Boulitsidou

         [Signature of Authorized Signatory]

          Eirini Boulitsidou

         [Name of Authorized Signatory]

            Director

         [Title of Authorized Signatory]

     /s/ Gai Havkin

GAI HAVKIN

    /s/ Anita Leviant

ANITA LEVIANT

      /s/ Dov Moran

DOV MORAN

     /s/ Moshe David

MOSHE DAVID

This is Page 36 of the Agreement entered into December 21, 2018 among Shoal Games Ltd., Kidoz Ltd. and the Kidoz Securities Holders (as therein defined), as amended January 18, 2019 and February 28, 2019

     /s/ Yair Nechmad

YAIR NECHMAD

    /s/ Doron Tamir

DORON TAMIR

     /s/ Uri Shomromi

URI SHOMROMI

     /s/ Aryeh Mergi

ARYEH MERGI

ESOP TRUST & MANAGEMENT SYSTEMS LTD., as trustee engaged pursuant to the Kidoz ESOP, for each of those beneficial holders specified in Schedule "A"

by:   /s/ Odelia Pollak /s/ Sarit Foox

         [Signature of Authorized Signatory]

                                                                                   Odelia Pollak and Sarit Foox

         [Name of Authorized Signatory]

                                                                                   CEO

         [Title of Authorized Signatory]

       /s/ Roostam Tiger

ROOSTAM TIGER

      /s/ Orey Gilliam

OREY GILLIAM

This is Page 37 of the Agreement entered into December 21, 2018 among Shoal Games Ltd., Kidoz Ltd. and the Kidoz Securities Holders (as therein defined), as amended January 18, 2019 and February 28, 2019

SCHEDULE "A"

KIDOZ SECURITIES HOLDERS AND SECURITIES HELD

Name and Address of Kidoz Securities Holder	Securities Held at Date of this Agreement
Gai Havkin Israel [Tax Resident of Israel]	4,950,000 Ordinary Shares
Anita Leviant Israel [Tax Resident of Israel]	50,000 Ordinary Shares
Yair Nechmad Israel [Tax Resident of Israel]	500,000 Ordinary Shares
Doran Tamir Israel [Tax Resident of Israel]	500,000 Ordinary Shares
Lool Ventures Limited Partnership Israel [Tax Resident of Israel]	4,122,012 Preferred Shares (bearing A conversion rights) 764,500 Preferred Shares (bearing A4 conversion rights)
Ordan Enterprises Ltd. Israel [Tax Resident of Israel]	5,262,064 Preferred Shares (bearing A conversion rights)
Dov Moran Israel [Tax Resident of Israel]	1,236,603 Preferred Shares (bearing A conversion rights) 350,323 Preferred Shares (bearing A4 conversion rights)
Uri Shomromi Israel [Tax Resident of Israel]	865,623 Preferred Shares (bearing A conversion rights)
Moshe David Israel [Tax Resident of Israel]	329,761 Preferred Shares (bearing A conversion rights)
Compass H.N.T. Yazamut Ltd. Israel [Tax Resident of Israel]	206,101 Preferred Shares (bearing A conversion rights)
Norma Investment Ltd. Russia [Tax Resident of British Virgin Islands]	2,571,429 Preferred Shares (bearing A1 conversion rights) 2,101,936 Preferred Shares (bearing A3 conversion rights)
Erlinad Holdings Ltd. B.V.I. [Tax Resident of British Virgin Islands]	285,714 Preferred Shares (bearing A1 conversion rights) 233,548 Preferred Shares (bearing A3 conversion rights)
Smart Ventures Capital Limited Cyprus [Tax Resident of Cyprus]	2,334,267 Preferred Shares (bearing A2 conversion rights)
Aryeh Mergi Israel [Tax Resident of Israel]	764,500 Preferred Shares (bearing A4 conversion rights)
Roostam Tiger Israel [Tax Resident of Israel]	168,664 Ordinary Shares
Orey Gilliam Israel [Tax Resident of Israel]	101,010 Ordinary Shares
ESOP Trust and Management Services Ltd. for the benefit of Eldad Ben Tora Israel [Beneficiary is Tax Resident of Israel]	3,164,812 Ordinary Shares
ESOP Trust and Management Services Ltd. for the benefit of Evgeny Pistonovithc Israel [Beneficiary is Tax Resident of Israel]	30,975 Ordinary Shares
ESOP Trust and Management Services Ltd. for the benefit of Roni Brosh Israel [Beneficiary is Tax Resident of Israel]	39,423 Ordinary Shares
ESOP Trust and Management Services Ltd. for the benefit of Eyal Visoker Israel [Beneficiary is Tax Resident of Israel]	42,239 Ordinary Shares
ESOP Trust and Management Services Ltd. for the benefit of Dov Moran Israel [Beneficiary is Tax Resident of Israel]	608,512 Ordinary Shares
ESOP Trust and Management Services Ltd. for the benefit of Josef Mendelbaum Israel [Beneficiary is Tax Resident of Israel]	297,670 Ordinary Shares
ESOP Trust and Management Services Ltd. for the benefit of Hanna Peretz Israel [Beneficiary is Tax Resident of Israel]	27,033 Ordinary Shares
ESOP Trust and Management Services Ltd. for the benefit of Lev Firer Israel [Beneficiary is Tax Resident of Israel]	13,517 Ordinary Shares
ESOP Trust and Management Services Ltd. for the benefit of Fiodor Gherasimenco Israel [Beneficiary is Tax Resident of Israel]	15,770 Ordinary Shares
ESOP Trust and Management Services Ltd. for the benefit of Rina Zholobov Israel [Beneficiary is Tax Resident of Israel]	12,390 Ordinary Shares
ESOP Trust and Management Services Ltd. for the benefit of Ryan Lexer Israel [Beneficiary is Tax Resident of Israel]	7,884 Ordinary Shares

SCHEDULE "B"

REPRESENTATIONS AND WARRANTIES OF KIDOZ

Kidoz represents and warrants to Shoal Games that:

(a)          Organization and Qualification.  Kidoz is a private company duly incorporated and validly existing under the laws of the State of Israel and has the corporate power and authority to own its assets and conduct its business as now owned and conducted and no steps or proceedings have been taken by any Person, voluntary or otherwise, to strike Kidoz from the Registry of Companies or requiring or authorizing the dissolution or winding up of Kidoz.  Kidoz is duly qualified, licensed or registered to conduct business and is in good standing in each jurisdiction in which its assets are located or it conducts business, and has all necessary governmental licenses, authorizations, permits, consents and approvals required to own, lease and operate its properties and assets and to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which do not have and would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect with respect to Kidoz.

(b)                                                                           Corporate Authorization.  The execution, delivery and performance by Kidoz of the agreement to which this schedule is attached (referred to in this schedule as "the Agreement") and the consummation by Kidoz of each of the transactions contemplated thereby are within Kidoz' corporate powers and have been duly authorized by all necessary corporate action on the part of Kidoz, and no other corporate proceedings on the part of Kidoz are necessary to authorize the Agreement or any of the transactions contemplated thereby.

(c)                                                                            Directors' Approvals.  At a meeting duly called and held prior to the execution of the Agreement in compliance with the requirements of Israeli Companies Law and the Kidoz Charter documents, the Kidoz Board has unanimously: (i) determined that the Agreement and the transactions contemplated thereby are the best interests of Kidoz; and (ii) approved the entering into of the Agreement and the consummation by Kidoz of each of the transactions contemplated thereby.

(d)                                                                           No Conflict.  The execution, delivery and performance by Kidoz of the Agreement and the consummation by Kidoz of each of the transactions contemplated thereby, all in accordance with the terms and conditions hereof, do not and will not (or would not with the giving of notice, the lapse of time or the happening of any other event or condition), violate, conflict with or result in a breach of, or permit the termination, cancellation, acceleration or other change of any right or obligationunder:

(i)                                                                                    any of the articles, by-laws or other constating documents of Kidoz or any resolution adopted by the shareholders, board of directors or any committee of the board of directors of Kidoz;

(ii)                                                                                  any Kidoz Material Contract;

(iii)                                                                                 except for compliance with applicable Securities Laws, any statute, rule, regulation or Law applicable to Kidoz; and

(iv)                                                                                any provision of any applicable Law or any license, approval, consent or authorization issued by a Governmental Entity held by Kidoz, with such exceptions, in the case of each of subclauses (ii) through (iv), as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to Kidoz.

(e)                                                                            Third Party Consents.  No consent, waiver or approval from any other party to any of the Kidoz Material Contracts is: (i) required to be obtained by Kidoz in connection with the execution, delivery and performance by Kidoz of the Agreement or the consummation of any of the transactions contemplated thereby, or (ii) required in order to maintain the Kidoz Material Contracts in full force and effect immediately after the consummation of the transactions contemplated by the Agreement, except for such consents, the absence of which would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect with respect to Kidoz.

(f)                                                                             Governmental Approvals.  The execution, delivery and performance by Kidoz of the Agreement and the consummation by Kidoz of the transactions contemplated thereby require no consent, waiver or approval or any action by or in respect of, or filing with, or notification to, any Governmental Entity by Kidoz other than consents, waivers, approvals, actions or filings or notifications, the absence of which would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect with respect to Kidoz.

(i)                                                                                                      Execution and Binding Obligation.  The Agreement has been duly executed and delivered by Kidoz, and constitutes a legal, valid and binding agreement enforceable against it in accordance with its terms, except as such enforceability' may be limited by: (i) applicable bankruptcy, insolvency, reorganization or other Laws of general application relating to or affecting the enforcement of creditors' rights generally, and (ii) the discretion that a Court may exercise in the granting of extraordinary remedies such as specific performance and injunction.

(g)                                                                            Authorized and Issued Capital.

(i)                                                                                   The authorized capital of Kidoz is NIS 530,000, divided into 26,000,000 Kidoz Ordinary Shares, of which 9,575,961 shares have been issued and are outstanding as of the date of this Agreement, and 27,000,000 Kidoz Preferred Shares, of which 19,549,058 shares have been issued and are outstanding as of the date of this Agreement.

(ii)                                                                                  All of Kidoz Shares which are issued and outstanding as of the date of the Agreement are validly issued as fully paid and non-assessable and all of the Kidoz Shares which will be issued and outstanding at the Share Exchange Time will be validly issued as fully paid and non-assessable.

(iii)                                                                                 Except for the Kidoz Convertible Loans, there are as of the date of the Agreement no bonds, debentures or other evidences of indebtedness outstanding that have the right to vote (or that are convertible or exercisable for securities having the right to vote) with holders of Kidoz Shares on any matter, and at the Share Exchange Time there will be no bonds, debentures or other evidences of indebtedness of outstanding that have the right to vote (or that are convertible or exercisable for securities having the right to vote) with holders of Kidoz Shares on any matter.

(iv)                                                                                Except for outstanding Kidoz Options granted under and in accordance with the Kidoz ESOP, the conversion rights attaching to the Kidoz Convertible Loans, and any inchoate rights under the Kidoz ESOP to be granted options to purchase Ordinary shares of Kidoz, there are as of the date of the Agreement no options, warrants, conversion privileges or other rights, agreements, arrangements or commitments (pre-emptive, contingent or otherwise) of any kind that obligate Kidoz to issue or sell any shares of capital stock or other securities of Kidoz or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of Kidoz, and except for outstanding Kidoz Options granted under and in accordance with the Kidoz ESOP there will at the Share Exchange Time be no options, warrants, conversion privileges or other rights, agreements, arrangements or commitments (pre-emptive, contingent or otherwise) of any kind that obligate Kidoz to issue or sell any shares of capital stock or other securities of Kidoz or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of Kidoz.

(v)                                                                                  All outstanding securities of Kidoz have been issued in material compliance with all applicable Laws, including Securities Laws.

(vi)                                                                                All of the Kidoz Options outstanding as of the date of the Agreement which are to be exercised at or prior to Closing and (A) the number of Kidoz Shares issuable upon the exercise thereof and (B) the purchase price payable therefor upon the exercise thereof are set forth in Schedule "A" to the Agreement.  All grants of outstanding Kidoz Options were validly issued and properly approved by Kidoz' Board in compliance in all material respects with all Laws and the Kidoz ESOP and recorded on Kidoz' financial statements in accordance with Israeli GAAP.

(vii)                                                                               Kidoz has delivered to Shoal Games a true and complete copy of the Kidoz ESOP and, other than as therein provided, there are no contracts, commitments, agreements, arrangements or understandings between: (A) Kidoz on the one hand and (B) any current holder Kidoz Options or any other convertible securities of Kidoz on the other, which would result in any such security vesting solely as a result of the consummation of the transactions contemplated by the Agreement.

(viii)                                                                             No dividends or distributions of a similar nature have been declared or authorized on any of the securities of Kidoz.

(h)                                                                            Charter Documents,  Kidoz has delivered to Shoal Games accurate and complete copies of the memorandum of association and articles of association and other charter and organizational documents of Kidoz, including all amendments thereto, in each case as in effect as of the date of this Agreement (the "Charter Documents").  There has not been any material violation of any of the provisions of any of the Charter Documents.

(i)                                                                              Corporate Records.  The corporate records and minute books of Kidoz are in material compliance with applicable Laws and contain complete and accurate records of all meetings and other corporate actions of the shareholder of Kidoz, the Kidoz Board and any committees thereof.  Kidoz has not taken any action that is inconsistent in any material respect with any resolution adopted by the shareholders or Kidoz, Kidoz Board or any committee thereof.  At the Share Exchange Time, all such corporate records and minute books of Kidoz will be in the possession of Kidoz.

(j)                                                                             Shareholders' and Similar Agreements. Kidoz is not subject to any unanimous shareholders agreement and is not a party to any shareholder, pooling, voting, voting trust or other similar arrangement or agreement relating to the ownership or voting of any of the securities of Kidoz or pursuant to which any Person may have any right or claim in connection with any existing or past equity interest in Kidoz and Kidoz has not adopted a shareholders' rights plan or any similar plan or agreement.

(k)                                                                           Subsidiaries.  There are no Persons in which Kidoz owns or controls, directly or indirectly, any material equity or proprietary interest.

(l)                                                                              Auditors.  To the Knowledge of Kidoz, Kidoz' auditors, who audited the Kidoz Financial Statements and provided their audit report thereon, were, at all relevant times, independent public accountants.

(m)                                                                          Disclosure Controls and Internal Control over Financial Reporting.

(i)            Kidoz maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (A) transactions are executed in accordance with management's general or specific authorization and (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with Israeli GAAP and to maintain accountability for assets; and

(ii)                                                                                  To the knowledge of Kidoz, as of the date of the Agreement, there is no fraud that involves management or any other employees who have a significant role in the internal control over financial reporting of Kidoz.

(n)                                                                            Financial Statements.

(i)            The Kidoz Financial Statements: (A) comply as to form in all material respects with all Legal Requirements applicable thereto; (B) were prepared in accordance with Israeli GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements; and (C) fairly present, in all material respects, the financial position of Kidoz as of the respective dates thereof and the results of operations, changes in shareholders' equity and cash flows of Kidoz for the periods covered thereby.

(ii)          Kidoz has delivered to Shoal Games an unaudited statement of cash flows of Kidoz, month by month for the ten (10) month period ended October 31, 2018, prepared by the management of Kidoz (the "Kidoz 2018 Statement of Cash Flows".  The Kidoz 2018 Statement of Cash Flows fully and accurately presents, in all material respects, the cash flows of Kidoz for the ten (10) month period ended October 31, 2018.

(iii)         To  Kidoz's Knowledge, there are no governmental inquiries or investigations pending or threatened regarding any accounting practice of Kidoz. Kidoz is in compliance in all material respects with the corporate governance and other requirements of the Israeli Companies Law.

(iv)        Neither Kidoz nor, to the Knowledge of Kidoz, any director, officer, auditor or accountant of Kidoz has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of Kidoz or its internal accounting controls, including any material complaint, allegation, assertion or claim that Kidoz has engaged in questionable accounting or auditing practices.

(o)                                                                           Absence of Certain Changes or Events.  Since the date of the Kidoz Unaudited Interim Balance Sheet the business of Kidoz has been conducted, in all material respects, in the ordinary course, consistent with past practice, and, other than the transactions contemplated by the Agreement, there has not been any event, occurrence, fact, effect or circumstance that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to Kidoz.

(p)                                                                           Accounts Receivable. All existing accounts receivable of Kidoz, including without limitation those accounts receivable reflected on Kidoz Unaudited Interim Balance Sheet that have not yet been collected and those accounts receivable that have arisen since October 31, 2018 and have not yet been collected, (i) represent valid obligations of customers of Kidoz arising from bona fide transactions entered into in the ordinary course of business and (ii) are current.  Kidoz currently expects all such currently existing accounts receivable to be collected in full when due, without any counterclaim or set off (net of an allowance for doubtful accounts not to exceed US$50,000).

(q)                                                                           No Undisclosed Liabilities.   Kidoz has no material outstanding liabilities of the type required to be reflected as liabilities on a balance sheet prepared in accordance with Israeli GAAP, or obligations of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than (i) liabilities or obligations incurred in the ordinary course and which are not material since the date of the Kidoz Unaudited Interim Financial Statements, and (ii) liabilities or obligations that would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect with respect to Kidoz.

(r)                                                                             Books and Records.  All accounting and financial books and records of Kidoz have been maintained in accordance with sound business practices.

(s)                                                                            Compliance with Laws and Licenses. Kidoz and the operation of its business are in compliance with all Laws applicable to them, and Kidoz has not received written notice, correspondence or warning of any alleged violation, offence or breach of, and, to the Knowledge of Kidoz, Kidoz is not under investigation or subject to any Legal Proceeding or complaint with respect to and has not been threatened to be charged with or notified of any alleged violation, offence or breach of, any Law applicable to it.

(t)           Data Privacy and Security.   Kidoz' data privacy and security policies are designed in a manner to enable Kidoz to comply with all applicable Legal Requirements and Kidoz complies with all such Legal Requirements. To Kidoz's Knowledge, Kidoz has complied in all material respects with all applicable Laws governing the receipt, collection, use, storage, processing, sharing, security, disclosure or transfer of personal information that is possessed by or otherwise subject to the control of Kidoz.  Except for disclosures of information required by Law, authorized by the provider of personal information or provided for in Kidoz' privacy policies, Kidoz has not sold, rented or otherwise made available, and does not sell, rent or otherwise make available, to third parties any personal information.  Kidoz has not been notified in writing of and, to the knowledge of Kidoz, Kidoz is not the subject of, any complaint, regulatory investigation or proceeding related to data security or privacy. No claims have been asserted or threatened, or are reasonably expected to be asserted or threatened, with respect to personal information possessed by or otherwise subject to the control of Kidoz.

(u)                                                                            Litigation.  There is no Legal Proceeding now pending or, to the knowledge of Kidoz, threatened against Kidoz, which (i) if adversely determined, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to Kidoz, or (ii) would restrain, enjoin or otherwise prohibit or materially delay or otherwise materially and adversely affect the  consummation of the transactions contemplated by the Agreement.

(v)                                                                            Tax Matters.

(i)            Kidoz has (i) timely filed, after taking into account any extension of time within which to file, all Tax Returns required to be filed by it, which Tax Returns were complete, accurate and correct in all material respects; and (ii) timely paid all Taxes due and owing, whether or not shown to be due on such Tax Returns.  No deficiencies for any amount of Taxes have been proposed, asserted or assessed against Kidoz as of the date hereof, and no requests for waivers of the time to assess any such Taxes are pending or have been granted.  No written claim has been made by a Governmental Entity in a jurisdiction where Kidoz does not file a Tax Return that Kidoz is subject to taxation by that jurisdiction.

(ii)          No examination or audit of any Tax Return of Kidoz or any administrative or judicial proceeding in respect of any amount of Tax is currently in progress or, to Kidoz's Knowledge, threatened.

(iii)         Kidoz has not participated in any transaction that is a "reportable transaction" under Israeli Tax Ordinance section 131(g) and the regulations promulgated thereunder.

(iv)        There is no Encumbrance for Taxes on any of Kidoz's assets other than liens for Taxes not yet due or the amount or validity of which is being contested in good faith by appropriate proceedings and for which adequate accruals or reserves have been established on the financial statements in accordance with Israeli GAAP.

(v)          Kidoz is tax resident only in Israel.  Kidoz is managed and controlled from Israel.  Kidoz does not have nor has it ever had a permanent or fixed establishment, branch, residence or other taxable presence, as defined in any applicable Tax treaty, law or regulation in any country other than Israel.

(vi)        In relation to goods and services tax or value added or other similar Tax, Kidoz: (i) has been duly registered and is a taxable person; (ii) has complied, in all material respects, with all statutory requirements, orders, provisions, directives or conditions; and (iii) has not been required by the relevant authorities of customs and excise to give security.

(vii)       Kidoz has complied in all respects with information reporting and all applicable Laws relating to the payment and withholding of Taxes from payments made or deemed made to any Person and have duly and timely withheld and paid over to the appropriate Governmental Entity all amounts required to be so withheld and paid under all applicable Laws.

(viii)     Kidoz is duly registered for the purposes of Israeli value added tax and has complied in all material respects with all requirements concerning value added Taxes ("VAT"). Kidoz (i) has not made any exempt transactions (as defined in the Israel Value Added Tax Law of 1975) and there are no circumstances by reason of which there might not be an entitlement to full credit of all VAT chargeable or paid on inputs, supplies, and other transactions and imports made by it, (ii) has collected and timely remitted to the relevant Governmental Entity all output VAT which it is required to collect and remit under any applicable Law; and (iii) has not received a refund for input VAT for which it is not entitled under any applicable Law.

(w)    Title to Assets.

(i)            Kidoz does not own any real property. Kidoz has a valid leasehold interest in the real property located in Tel Aviv, Israel from which it conducts its business (the "Kidoz Premises Lease"). The Kidoz Premises Lease is in full force and effect in accordance with its terms and Kidoz is in good standing thereunder.

(ii)          Kidoz has good, valid and marketable title to, or a valid and enforceable leasehold interest in all material personal property owned or leased by it, free and clear of any Encumbrances, except as would not have a Material Adverse Effect with respect to Kidoz.

(x)     Material Contracts.  In each case, except as would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect with respect to Kidoz:

(i)            Kidoz has performed the obligations required to be performed by it to date under the Kidoz Material Contracts;

(ii)          Kidoz is not in breach of or default under any of the Kidoz Material Contracts;

(iii)         each of the Kidoz Material Contracts is a legal, valid and binding obligation of Kidoz, is in good standing in all material respects, is in full force and effect, and is enforceable by Kidoz in accordance with its terms, except as such enforceability may be limited by: (i) applicable bankruptcy, insolvency, reorganization or other Laws of general application relating to or affecting the enforcement of creditors' rights generally, and (ii) the discretion that a Court may exercise in the granting of extraordinary remedies such as specific performance or injunction; and

(iv)        Kidoz has not received written, or to the Knowledge of Kidoz, other notice of, any alleged breach of or alleged default under or dispute in connection with any of the Kidoz Material Contracts or of any intention of any party to any of the Kidoz Material Contracts to cancel, rescind, terminate or otherwise modify or not renew its relationship with Kidoz.

(y)     Restrictions on Business Activities.  There is no agreement, judgment, injunction, order or decree binding upon Kidoz that has or would reasonably be expected to have the effect of prohibiting, restricting or materially impairing any business practice of Kidoz or the conduct of business by Kidoz as currently conducted.

(z)     Intellectual Property.  In each case except as would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect with respect to Kidoz:

(i)            Kidoz exclusively owns and has all right, title, and interest in and to or has a license to or otherwise has the right to use, all Intellectual Property which are material and necessary for the conduct of its business as presently conducted (the "Kidoz IP"), free and clear of any Encumbrances.  Kidoz is not bound by, and no Kidoz IP is subject to, any Contract containing any covenant or other provision that materially restricts the ability of Kidoz to use, assert, enforce, or otherwise exploit any Kidoz IP anywhere in the world.  Kidoz has not transferred ownership of, whether a whole or partial interest, or granted any exclusive right to use, any Kidoz IP to any Person.  All of the Kidoz IP is valid and enforceable, except as such enforceability may be limited by: (A) applicable bankruptcy, insolvency, reorganization or other Laws of general application relating to or affecting the enforcement of creditors' rights generally, and (B) discretion that a Court may exercise in the granting of extraordinary remedies such as specific performance or injunction.  To the Knowledge of Kidoz, no third party is infringing upon or diluting any of the Kidoz IP in a manner that would reasonably be expected to materially and adversely affect such material Intellectual Property.

(ii)          All registrations, if any, and filings (including applications) that Kidoz has considered necessary to preserve its rights its material and necessary Intellectual Property have been made, are in good standing and are not invalid. Kidoz has not received a communication from any Governmental Entity indicating that an application for any of the trademarks constituted in the Kidoz Intellectual Property is unregistrable due to another person's rights. Kidoz has no pending action or proceeding, nor any threatened action or proceeding, against any Person with respect to its Intellectual Property, and to the knowledge of Kidoz, there are no circumstances which cast doubt on the validity or enforceability of the registered Intellectual Property owned or used by Kidoz.

(iii)         To the Knowledge of Kidoz, (A) Kidoz has not received a notice that the prior and continuing operation of any of its businesses interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any material Intellectual Property of third parties, (B) there is no claim or demand of any person pertaining to, or any proceeding which is pending or, to the knowledge of Kidoz, threatened, that challenges the rights of Kidoz in respect of any such Intellectual Property, or claims that any activities of the business of Kidoz infringes, violates, or misappropriates any material Intellectual Property of any person, and (C) no facts exist which would reasonably ground an infringement or passing off claim against Kidoz by any third party in relation to the business of Kidoz.

(iv)        Each employee, officer, director, Contractor and consultant of Kidoz who has contributed to the creation or development of any Kidoz IP or Kidoz Technology for or on behalf of Kidoz has signed a valid and enforceable agreement that includes (i) confidentiality obligations in favor of  Kidoz, and (ii) an effective and valid assignment to Kidoz of all right, title and interest in and to all Intellectual Property Rights and Technology created or developed by such Person as a result of or during such Person's employment by or engagement with Kidoz related to the business of Kidoz (including the rights to transfer, license, amend and modify such Intellectual Property Rights) (collectively, the "Invention Assignment Agreements").  No employee, officer, director, Contractor or consultant of Kidoz has excluded any Intellectual Property Rights from any Invention Assignment Agreement executed by such Person in connection with such Person's employment by or engagement with Kidoz.  To Kidoz's Knowledge, no shareholder, officer, director, employee, consultant or Contractor of Kidoz has any claim, right (whether or not currently exercisable), or ownership interest in any Kidoz IP.

(v)          Kidoz has taken reasonable steps to protect and maintain the confidentiality of, and the rights of Kidoz in, Kidoz's Confidential Information.  Without limiting the foregoing, Kidoz has required each employee, Contractor and consultant of Kidoz with access to any such Confidential Information to execute a written agreement that provides reasonable protection for such Confidential Information and all employees, Contractors and consultants of Kidoz with access to such Confidential Information have executed such an agreement, except as would not have a Material Adverse Effect on Kidoz.  All disclosures by Kidoz of any such Confidential Information have been made pursuant to a written agreement that provides reasonable protection for such Confidential Information. Kidoz has taken reasonable steps to protect the Confidential Information of any Person provided to Kidoz in accordance with all applicable obligations of confidentiality.

(aa)   Compliance with Legal Requirements.  Kidoz is, and has at all times been, in compliance in all material respects with all applicable Legal Requirements.  Kidoz has not received any notice or other communication from any Governmental Entity or other Person regarding any violation of, or failure to comply with, in any material respect, any Legal Requirement.  The business of Kidoz as currently conducted does not require a license from the Israeli Ministry of Economy and/or the Israeli Ministry of Defense and/or an authorized body thereof pursuant to Section 2(a) of the Control of Products and Services Declaration (Engagement in Encryption), 1974, as amended.

(bb)   Anti-Corruption Laws; Certain Business Practices.  Kidoz has not, nor, to Kidoz's Knowledge, has any director, officer, agent, employee or other Person acting on behalf of Kidoz, in any material respect, (a) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, the rules and regulations thereunder, the UK Bribery Act, 2010, as amended, the rules and regulations thereunder, the OECD Convention on Combating Bribery of Foreign Public Officials in International Transactions, dated 21 November 1977, Title 5 of the Israeli Penalty Law (Bribery Transactions), or other similar Laws that prohibit bribery, or corruption or any similar Law ("Anti-Corruption Laws"), (b) used any corporate or other funds for unlawful contributions, payments, gifts, or entertainment, or made any unlawful expenditures relating to political activity to foreign or domestic government officials, employees or others or established or maintained any unlawful or unrecorded funds in violation of Section 30A of the Securities Exchange Act of 1934, as amended, (c) accepted or received any unlawful contributions, payments, gifts or expenditures or (d) made, offered or authorized any unlawful bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment.

(cc)   Employees and Contractors.

(i)            Kidoz has delivered to Shoal Games a true, correct and complete list of all employees of Kidoz, and includes each employee's name, position and title, actual scope of employment (e.g., full or part-time or temporary), salary and any other compensation and benefits payable, maintained or contributed to, commissions. Kidoz has not made any promises or commitments to any of its employees, whether in writing or not, with respect to any future changes or additions to their compensation or benefits.

(ii)          None of the Kidoz Key Employees has informed Kidoz of his or her intention to terminate employment with Kidoz.

(iii)         Kidoz has been and is in compliance in all material respects with all Laws relating to employees and employment.

(iv)        Kidoz has delivered to Shoal Games a true, correct and complete list of all present independent contractors and consultants ("Contractors") to Kidoz.

(v)          Kidoz has no unsatisfied obligations of any nature to any of its former employees or Contractors.

(vi)        All employees of Kidoz have executed Kidoz's standard employment agreement and standard restrictive covenants' agreement.  Kidoz has made available to Shoal Games: (i) the form of Kidoz's standard employment agreement, and (ii) accurate and complete copies of all the employment agreements with the Kidoz Key Employees.

(vii)       Neither the execution, delivery or performance of the Agreement, nor the consummation of any of the transactions contemplated thereunder, will result in any obligation to pay any current or former directors, officers, employees or Contractors of Kidoz, severance pay or termination, retention or any other benefits or payments.

(dd)   Insurance.  Kidoz maintains such insurance policies with recognized insurers as are appropriate to its business(es), in such amounts and against such risks as are customarily carried and insured against by prudent owners of comparable business(es).  All such policies are in all material respects in full force and effect in accordance with their terms.  Kidoz has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect with respect to Kidoz.

(ee)   Brokers.  Other than Ibis Capital Limited, no broker, finder, financial advisor or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Kidoz.

(ff)     Non-Arm's Length Agreements.  Kidoz does not have any Non-Arm's Length Agreement.

(gg)   Money Laundering Laws.  The operations of Kidoz are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Money Laundering Laws and no action, suit or proceeding by or before any Regulatory Authority involving with respect to the Money Laundering Laws is pending or, to the knowledge of Kidoz, threatened.

(hh)   OFAC.  Neither Kidoz nor, to the Knowledge of Kidoz, any director, officer, agent, employee, affiliate or other Person acting on behalf of Kidoz is currently the subject or target of any United States sanctions administered or enforced by OFAC and Kidoz has not lent, contributed or otherwise made available, directly or indirectly, any Person or entity for the purpose of financing the activities of any Person which, to the Knowledge of Kidoz, is currently subject to any United States sanctions administered by OFAC.

(ii)        Export Compliance.  Kidoz has not nor has any director, officer, agent, employee or other Person acting on behalf of Kidoz violated or failed to comply in any material respect with: (A) any Israeli Law or regulation thereunder, including the Defense Export Control Law- 2007, the Law Governing the Control of Commodities and Services - 1957, the Order Regarding the Engagement in Encryption Items - 1974; the Declaration Governing the Control of Commodities and Services (Engagement in Encryption Items) (Amendment) - 1998; the Import And Export Order (Control Of Dual-Purpose Goods, Services And Technology Exports), 2006; and the Trading With The Enemy Ordinance, 1939, or (B) any Law of any other national government that pertains to Kidoz and/or its business, related to the export or re-export of goods (including products, software and technology), services and know-how.  None of Kidoz Software or the Kidoz Technology has any encryption means or any encrypted application.

SCHEDULE "C"

SEPARATE REPRESENTATIONS AND WARRANTIES

OF THE KIDOZ SECURITIES HOLDERS

Each of the Kidoz Securities Holders, severally and not jointly and only to the limited extent specified in Section 4.1 of the agreement to which this schedule is attached (referred to in this schedule as "the Agreement"), each referred to in this schedule as "the Warranting Shareholder", represents and warrants to Shoal Games that:

(a)        the Kidoz Shares registered in the name of, or held by, the Warranting Shareholder, if any, are beneficially owned by the Warranting Shareholder free and clear of all voting restrictions, trade restrictions (other than as imposed by the articles of association of Kidoz), liens, charges or encumbrances of any kind whatsoever;

(b)        except as is provided for by operation of the Agreement, there are no options, agreements, rights of first refusal or other rights of any kind whatsoever to acquire all or any part of the Kidoz Shares held by the Warranting Shareholder, if any, or any interest in any of them;

(c)        the Warranting Shareholder has good and sufficient right and authority to enter into the Agreement and to carry out his, her or its obligations under the Agreement on the terms and conditions set forth therein, and the Agreement is a binding agreement of the Warranting Shareholder, enforceable against the Warranting Shareholder in accordance with its terms and conditions;

(d)        to the extent that they might prevent the Warranting Shareholder from meeting his, her or its obligations under the Agreement, there are no outstanding actions, suits, judgments, investigations or proceedings of any kind whatsoever against or affecting the Warranting Shareholder at law or in equity, or before or by any federal, provincial, state, municipal or other government department, commission, board, bureau or agency of any kind whatsoever nor are there, to the best of the Warranting Shareholder's knowledge, any pending or threatened;

(e)        the execution and delivery of the Agreement and the performance of the Warranting Shareholder's obligations under the Agreement will not:

(i)         conflict with, or result in the breach of or the acceleration of any indebtedness under, or constitute default, under any indenture, mortgage, agreement, lease, licence or other instrument of any kind whatsoever to which the Warranting Shareholder is a party or by which the Warranting Shareholder is bound, or any judgment or order of any kind whatsoever of any court or administrative body of any kind whatsoever by which the Warranting Shareholder is bound; or

(ii)        to the best of the Warranting Shareholder's Knowledge, result in the violation of any law ordinance, statute, regulation, by-law, order or decree of any kind whatsoever by the Warranting Shareholder;

(f)         where the Warranting Shareholder is a corporation, the execution, delivery and performance by the Warranting Shareholder of the Agreement are within the Warranting Shareholder's corporate powers, have been duly authorized by all necessary corporate action on the part of its board of directors and shareholders and no other corporate proceedings on the part of the Warranting Shareholder are necessary to authorize the Agreement or the transfer of those Kidoz Shares held by the Warranting Shareholder, if any, contemplated thereby;

(g)        where the Warranting Shareholder is a limited partnership, the execution, delivery and performance by the Warranting Shareholder of the Agreement are within the Warranting Shareholder's powers, have been duly authorized by all necessary action on the part of its general partner and limited partners and no other proceedings on the part of the Warranting Shareholder are necessary to authorize the Agreement or the transfer of those Kidoz Shares held by the Warranting Shareholder, if any, contemplated thereby;

(h)        the Warranting Shareholder is acquiring those of the Shoal Games Exchange Shares to be issued to the Warranting Shareholder on consummation of the transactions contemplated by the Agreement for his, her or its own account, with investment intent, and not with a view to distributing or participating in the distribution of such securities in violation of applicable Laws; and

(i)         the Warranting Shareholder is a legal resident of the jurisdiction specified under the name of the Warranting Shareholder on Schedule "A" attached to the Agreement.

SCHEDULE "D"

REPRESENTATIONS AND WARRANTIES OF SHOAL GAMES

Shoal Games represents and warrants to Kidoz and each of the Kidoz Securities Holders that:

(a)                                                                            Organization and Qualification.  Shoal Games is a corporation duly incorporated and validly existing under the laws of Anguilla (as an International Business Corporation incorporated under the Anguilla International Business Corporations Act) and has the corporate power and authority to own its assets and conduct its business as now owned and conducted and no steps or proceedings have been taken by any Person, voluntary or otherwise, requiring or authorizing the dissolution or winding up of Shoal Games.  Shoal Games is duly qualified, licensed or registered to conduct business and is in good standing in each jurisdiction in which its assets are located or it conducts business, and has all necessary governmental licenses, authorizations, permits, consents and approvals required to own, lease and operate its properties and assets and to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which do not have and would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect with respect to Shoal Games or any member of the Shoal Games Group.

(b)                                                                           Corporate Authorization.  The execution, delivery and performance by Shoal Games of the agreement to which this schedule is attached (referred to in this schedule as "the Agreement") and the consummation by Shoal Games of each of the transactions contemplated thereby are within Shoal Games' corporate powers and have been duly authorized by all necessary corporate action on the part of Shoal Games, and no other corporate proceedings on the part of Shoal Games are necessary to authorize the Agreement or any of the transactions contemplated thereby.

(c)                                                                            Directors' Approvals.  The Shoal Games Board has unanimously: (i) determined that the Agreement and the transactions contemplated thereby are the best interests of Shoal Games; and (ii) has approved the entering into of the Agreement and the consummation by Shoal Games of each of the transactions contemplated thereby.

(d)                                                                           No Conflict.  The execution, delivery and performance by Shoal Games of the Agreement and the consummation by Shoal Games of each of the transactions contemplated thereby, all in accordance with the terms and conditions hereof, do not and will not (or would not with the giving of notice, the lapse of time or the happening of any other event or condition), violate, conflict with or result in a breach of, or permit the termination, cancellation, acceleration or other change of any right or obligationunder:

(i)                                                                                    any of the articles, by-laws or other constating documents of any member of the Shoal Games Group;

(ii)                                                                                  any Shoal Games Material Contract;

(iii)                                                                                 except for compliance with applicable Securities Laws and stock exchange rules and policies, any statute, rule, regulation or Law applicable to any member of the Shoal Games Group; and

(iv)                                                                                any provision of any applicable Law or any license, approval, consent or authorization issued by a Governmental Entity held by any member of the Shoal Games Group, with such exceptions, in the case of each of subclauses (ii) through (iv), as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to Shoal Games or any member of the Shoal Games Group.

(e)                                                                            Third Party Consents.  No consent, waiver or approval from any other party to any of the Shoal Games Material Contracts is (i) required to be obtained by Shoal Games in connection with the execution, delivery and performance by Shoal Games of the Agreement or the consummation of any of the transactions contemplated thereby, or (ii) required in order to maintain the Shoal Games Material Contracts in full force and effect immediately upon the consummation of the transactions contemplated by the Agreement, except for such consents, the absence of which would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect with respect to Shoal Games or any member of the Shoal Games Group.

(f)                                                                             Governmental Approvals.  The execution, delivery and performance by Shoal Games of the Agreement and the consummation by Shoal Games of the transactions contemplated thereby require no consent, waiver or approval or any action by or in respect of, or filing with, or notification to, any Governmental Entity by Shoal Games other than (i) the approvals of such Regulatory Authorities as may be applicable and the Exchange Acceptance, as set forth in the Agreement, and (ii) any consents, waivers, approvals, actions or filings or notifications, the absence of which would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect with respect to Shoal Games or any member of the Shoal Games Group.

(g)                                                                            Execution and Binding Obligation.  The Agreement has been duly executed and delivered by Shoal Games, and constitutes a legal, valid and binding agreement enforceable against it in accordance with its terms, except as such enforceability may be limited by: (i) applicable bankruptcy, insolvency, reorganization or other Laws of general application relating to or affecting the enforcement of creditors' rights generally, and (ii) the discretion that a Court may exercise in the granting of extraordinary remedies such as specific performance and injunction.

(h)                                                                            Authorized and Issued Capital.

(i)                                                                                    The authorized capital of Shoal Games consists of an unlimited number of Shoal Games Shares.  As of the date of the Agreement, 73,674,703 Shoal Games Shares have been issued and are outstanding, and, as of the Share Exchange Time, that number of Shoal Games Shares which is equal to 73,674,703 plus the number of Shoal Games Shares in respect of which currently outstanding Shoal Games Options have theretofore been exercised will have been issued and be outstanding.

(ii)                                                                                  All of Shoal Games Exchange Shares to be issued pursuant to the Agreement will be validly issued as fully paid and non-assessable, will be listed for trading on the TSX Venture Exchange, will not be subject to any contractual or other restrictions on voting, and will not be subject to any contractual or other restrictions on transferability, except that:

(A)     the Shoal Games Exchange Shares will be subject to those hold periods imposed thereon by the TSX Venture Exchange, in accordance with its usual rules and policies, and by all applicable Securities Laws, including, without limitation, the Securities Act (Ontario), the Securities Act (British Columbia) and the 1933 Act; and

(B)      those of the Shoal Games Shares which are issued to Persons who or which are or become an "affiliate" of Shoal Games, as that term is defined in subparagraph (a)(1) of Rule 144 under the 1933 Act ("Rule 144"), may have transfer restrictions imposed upon them pursuant to Rule 144.

(iii)                                                                                 There are no bonds, debentures or other evidences of indebtedness of any member of the Shoal Games Group outstanding that have the right to vote (or that are convertible or exercisable for securities having the right to vote) with holders of Shoal Games Shares on any matter.

(iv)                                                                                Except for outstanding Shoal Games Options under the Shoal Games Stock Option Plan, which entitle the holders thereof to purchase up to 3,610,000 Shoal Games Shares, there are no options, warrants, conversion privileges or other rights, agreements, arrangements or commitments (pre-emptive, contingent or otherwise) of any kind that obligate Shoal Games to issue or sell any shares of capital stock or other securities of Shoal Games or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of Shoal Games or any of its Subsidiaries.

(v)                                                                                  All outstanding securities of Shoal Games have been issued in material compliance with all applicable Laws, including Securities Laws.

(vi)                                                                                The latest of the applicable Shoal Games Filings sets forth all of the Shoal Games Options outstanding as of the date of the Agreement and (i) the number of Shoal Games Shares issuable upon the exercise thereof and (ii) the purchase price payable therefor upon the exercise thereof.  All grants of outstanding Shoal Games Options were validly issued and properly approved by Shoal Games' Board in compliance in all material respects with all Laws and the Shoal Games Stock Option Plan (in the case of Shoal Games Options) and recorded on Shoal Games' financial statements in accordance with U.S. GAAP.

(vii)                                                                               The Shoal Games Data Room contains a true and complete copy of Shoal Games' Stock Option Plan and there are no contracts, commitments, agreements, arrangements or understandings between: (A) Shoal Games or any other member of the Shoal Games Group on the one hand and (B) any current holder Shoal Games Options or any other convertible securities of Shoal Games on the other, which would result in any such security vesting solely as a result of the consummation of the transactions contemplated by the Agreement.

(viii)                                                                             No dividends or distributions have been declared or authorized on any of the securities of Shoal Games.

(i)                                                                              Significant Shareholders.  Except as disclosed in the latest of the applicable Shoal Games Filings, to the knowledge of Shoal Games, no Person beneficially owns, directly or indirectly, or exercises control or direction over, more than 10% of the votes attached to the Shoal Games Shares.

(j)                                                                             Shareholders' and Similar Agreements.  Neither Shoal Games nor any of Shoal Games' Subsidiaries is subject to any unanimous shareholders agreement and is not a party to any shareholder, pooling, voting, voting trust or other similar arrangement or agreement relating to the ownership or voting of any of the securities of Shoal Games or of any of its Subsidiaries or pursuant to which any Person may have any right or claim in connection with any existing or past equity interest in Shoal Games or in any of its Subsidiaries and Shoal Games has not adopted a shareholders' rights plan or any similar plan or agreement.

(k)                                                                           Subsidiaries.

(i)                                                                                    Except for Shoal Media (Canada) Inc., Shoal Games (UK) plc, Coral Reef Marketing Inc., Shoal Media Inc., Rooplay Media Ltd., Shoal Media UK Ltd., Rooplay Media Kenya Limited and certain dormant corporations (each a "Subsidiary of Shoal Games" and, collectively, the "Subsidiaries of Shoal Games"), each wholly-owned, except for a 0.1% interest in the shares of the inactive company Shoal Games (UK) plc held in trust by an associate of Shoal Games to satisfy a U.K. legal requirement that the company have at least two shareholders, there are no Persons in which Shoal Games owns or controls, directly or indirectly, any material equity or proprietary interest.

(ii)                                                                                  Each of the Subsidiaries of Shoal Games: (A) is a corporation duly organized and validly existing under the Laws of the jurisdiction of its incorporation, organization or formation, as the case may be, and no steps or proceedings have been taken by any Person, voluntary or otherwise, requiring or authorizing the dissolution or winding up of any of the Subsidiaries of Shoal Games, (B) has all requisite corporate power and authority, as the case may be, to own, lease and operate its properties and assets and to conduct its business as now owned and conducted in each jurisdiction in which the conduct of its business or the ownership, leasing or operation of its property and assets requires such qualification, and (C) is duly qualified, licensed or registered to conduct business and is in good standing in each jurisdiction in which its assets are located or it conducts business, except where the failure to be so organized, validly existing, qualified, licensed, registered or in good standing, or to have such power or authority, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to Shoal Games Group.

(iii)                                                                                 Shoal Games owns, directly or indirectly, all of the issued and outstanding shares or other equity interests of each of the Subsidiaries of Shoal Games, free and clear of any Encumbrances and all such shares and other equity interests so owned directly or indirectly by Shoal Games have been duly authorized and validly issued, as fully paid and non-assessable and have been issued in material compliance with all applicable Laws and no Person has any agreement, option, right or privilege (whether pre-emptive or contractual) capable of becoming an agreement, for the purchase from Shoal Games or any of the Subsidiaries of Shoal Games of any interest in any of the shares or other equity interests in the capital of the Subsidiaries of Shoal Games.

(l)                                                                              Securities Laws Matters.

(i)                                                                                    Shoal Games is a "reporting issuer" under Securities Laws in each of the provinces of Canada in which it is within the definition of such an issuer of securities, is not on the list of reporting issuers in default under the Securities Laws of such provinces and is in compliance, in all material respects, with all such Securities Laws.

(ii)                                                                                  Shoal Games has not taken any action to cease to be a reporting issuer in any province nor has Shoal Games received notification from any Securities Authority seeking to revoke the reporting issuer status of Shoal Games.

(iii)         Shoal Games Shares are listed and posted for trading on the TSX Venture Exchange.

(iv)        The Shoal Games Shares are registered under Section 12 of the 1934 Act, and Shoal Games is required to file reports with the United States Securities and Exchange Commission under Section 13 and Section 15(d) of the 1934 Act.

(v)          The Shoal Games Shares are quoted under the symbol "SGLDF" on the Over the Counter Markets - The Venture Marketplace ("OTCQB") operated by OTC Markets Group Inc. (http://www.otcmarkets.com/).

(vi)                                                                                Shoal Games has filed with the Securities Authorities all material forms, reports, schedules, statements and other documents required to be filed pursuant to applicable Securities Laws by Shoal Games with the Securities Authorities.  The documents comprising Shoal Games Filings did not as of the date filed (or if amended or superseded by a subsequent filing prior to the date of the Agreement, on the date of such subsequent filing) contain any Misrepresentation and complied in all material respects with the requirements of all applicable Securities Laws.  Shoal Games has not filed any confidential material change report which at the date of the Agreement remains confidential.  As of the date hereof, to the Knowledge of Shoal Games, none of the Shoal Games Filings is the subject of an ongoing review or outstanding investigation by any Securities Authorities in Canada or by the SEC.

(m)                                                                          Auditors.  To the Knowledge of Shoal Games, Shoal Games' auditors, who audited Shoal Games' financial statements and provided their audit report, were, at the relevant time, independent public accountants and there has never been a reportable event (within the meaning of National Instrument 51- 102 - Continuous Disclosure Obligations) between Shoal Games and such auditors.

(n)                                                                            Security Ownership.  None of Shoal Games Group, any of their affiliates, any such Person's Representatives or any other Person acting jointly or in concert with any of them, beneficially owns or controls (directly or indirectly, economically, or through derivatives or otherwise) any securities of Kidoz or any of its affiliates.

(o)                                                                           Disclosure Controls and Internal Control over Financial Reporting.

(i)            Shoal Games and the Subsidiaries of Shoal Games maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management's general or specific authorization and (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain accountability for assets; and

(ii)                                                                                  To the knowledge of Shoal Games, as of the date of the Agreement, there is no fraud that involves management or any other employees who have a significant role in the internal control over financial reporting of Shoal Games.

(p)                                                                           Financial Statements.  Shoal Games' audited consolidated financial statements as at and for the fiscal year ended December 31, 2017 and unaudited consolidated financial statements as at and for the periods ended March 31, 2018, June 30, 2018 and September 30, 2018 (the "Shoal Games Financial Statements") have been prepared in accordance with U.S. GAAP (subject to year-end adjustments, where applicable) applied on a basis consistent with prior periods and present fairly, in all material respects, the consolidated financial position of the members of the Shoal Games Group as of the respective dates thereof and for the respective periods covered thereby.

(q)                                                                           Absence of Certain Changes or Events.  Since the date of the last Shoal Games Filing, other than the transactions contemplated by the Agreement, there has not been any event, occurrence, fact, effect or circumstance that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to Shoal Games or any member of the Shoal Games Group.

(r)                                                                             No Undisclosed Liabilities.  Shoal Games Group has no material outstanding liabilities of the type required to be reflected as liabilities on a balance sheet prepared in accordance with U.S. GAAP, or obligations of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than (i) liabilities or obligations disclosed in the Shoal Games Filings, (ii) liabilities or obligations incurred in the ordinary course and which are not material since September 30, 2018, (iii) liabilities or obligations that would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect with respect to Shoal Games or any member of the Shoal Games Group.

(s)                                                                            Stock Exchange Compliance.  Shoal Games is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of theTSX Venture Exchange.

(t)                                                                             Books and Records.  All accounting and financial books and records of Shoal Games Group have been maintained in accordance with sound business practices.

(u)                                                                            Compliance with Laws and Licenses.  The Shoal Games Group and the operation of its business(es) are in compliance with, has not received written notice, correspondence or warning of any alleged violation, offence or breach of, and to the knowledge of Shoal Games, is not under investigation or subject to any Legal Proceeding or complaint with respect to and has not been threatened to be charged with or notified of any alleged violation, offence or breach of, any Law applicable to it.

(v)          Data Privacy and Security.  No member of the Shoal Games Group has been notified in writing of and, to the knowledge of Shoal Games, no member of the Shoal Games Group is the subject of, any complaint, regulatory investigation or proceeding related to data security or privacy.

(w)                                                                          Litigation.  There is no Legal Proceeding now pending or, to the knowledge of Shoal Games, threatened against any member of the Shoal Games Group, which (i) if adversely determined, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to Shoal Games or any member of the Shoal Games Group, or (ii) would restrain, enjoin or otherwise prohibit or materially delay or otherwise materially and adversely affect the consummation of the transactions contemplated by the Agreement.

(w)    Taxes.  Shoal Games and each of the other members of the Shoal Games Group has paid, or accrued in its financial statements, all required taxes and other government charges, and has filed with appropriate federal, provincial and local taxation authorities all required returns, reports and declarations.  No taxing authority is asserting or has, to the Knowledge of Shoal Games, threatened to assert or has any basis for asserting against Shoal Games or any other member of the Shoal Games Group, any claim for additional taxes or interest thereon or penalty.

(x)     Title to Assets.

(i)            No member of the Shoal Games Group owns any real property. Shoal Media (Canada) Inc. has valid leasehold interests in the premises located at Units 101 and 302, 1715 Cook Street, Vancouver, British Columbia Canada, at which it conducts the software development operations of the Shoal Games Group and a valid leasehold interest in the premises located in The Valley, Anguilla, at which it conducts is corporate operations (collectively, the "Shoal Games Premises Leases"). The Shoal Games Premises Leasea are in full force and effect in accordance with their terms and Shoal Media (Canada) Inc. and Shoal Games Ltd. are in good standing thereunder.

(ii)          Shoal Games and each of the other members of the Shoal Group has good and valid title to, or a valid and enforceable leasehold interest in, as applicable, all material personal property owned or leased by it, free and clear of any Encumbrances, except as would not have a Material Adverse Effect with respect to Shoal Games or any member of the Shoal Games Group.

(y)     Material Contracts.  In each case, except as would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect with respect to Shoal Games or any member of the Shoal Games Group:

(i)            Shoal Games Group has performed the obligations required to be performed by it to date under its Material Contracts;

(ii)          Shoal Games Group is not in breach of or default under any of its Material Contracts;

(iii)         each Material Contract of Shoal Games Group is a legal, valid and binding obligation of Shoal Games Group, is in good standing in all material respects, is in full force and effect, and is enforceable by Shoal Games Group in accordance with its terms, except as such enforceability may be limited by: (i) applicable bankruptcy, insolvency, reorganization or other Laws of general application relating to or affecting the enforcement of creditors' rights generally, and (ii) the discretion that a Court may exercise in the granting of extraordinary remedies such as specific performance or injunction; and

(iv)        Shoal Games Group has not received written, or to the Knowledge of Shoal Games, other notice of, any alleged breach of or alleged default under or dispute in connection with any Material Contract of Shoal Games Group or of any intention of any party to any Material Contract of Shoal Games Group to cancel, rescind, terminate or otherwise modify or not renew its relationship with Shoal Games Group.

(z)     Restrictions on Business Activities.  There is no agreement, judgment, injunction, order or decree binding upon Shoal Games or any of the Shoal Games Subsidiaries that has or would reasonably be expected to have the effect of prohibiting, restricting or materially impairing any business practice of Shoal Games or any of the Shoal Games Subsidiaries or the conduct of business by Shoal Games or any of the Shoal Games Subsidiaries as currently conducted .

(aa)   Intellectual Property.  In each case except as would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect with respect to Shoal Games or any member of the Shoal Games Group:

(i)            Shoal Games and each member of the Shoal Games Group owns or possesses, or has a license to or otherwise has the right to use, all Intellectual Property which are material and necessary for the conduct of its business as presently conducted.  All such Intellectual Property owned by the members of the Shoal Games Group is valid and enforceable except as such enforceability may be limited by: (A) applicable bankruptcy, insolvency, reorganization or other Laws of general application relating to or affecting the enforcement of creditors' rights generally, and (B) discretion that a Court may exercise in the granting of extraordinary remedies such as specific performance or injunction, and (including through the use by Shoal Games Subsidiaries and any other licensee).  To the knowledge of Shoal Games, no third party is infringing upon or diluting such Intellectual Property owned by the Shoal Games Group in a manner that would reasonably be expected to materially and adversely affect such material Intellectual Property.

(ii)          All registrations, if any, and filings (including applications) that Shoal Games Group has considered necessary to preserve the rights of Shoal Games Group in its material and necessary Intellectual Property have been made, are in good standing and are not invalid.  Shoal Games Group has not received a communication from a Governmental Entity indicating that an application for any of the trademarks constituted in the Shoal Games Intellectual Property is unregistrable due to another person's rights.  Shoal Games Group has no pending action or proceeding, nor any threatened action or proceeding, against any Person with respect to its Intellectual Property, and to the knowledge of Shoal Games, there are no circumstances which cast doubt on the validity or enforceability of the registered Intellectual Property owned or used by the members of the Shoal Games Group.  To the Knowledge of Shoal Games, (A) Shoal Games has not received a notice that the prior and continuing operation of any of the businesses of the members of the Shoal Games Group interferes with, infringe upon, misappropriate, or otherwise come into conflict with, any material Intellectual Property of third parties, (B) there is no claim or demand of any person pertaining to, or any proceeding which is pending or, to the knowledge of Shoal Games, threatened, that challenges the rights of Shoal Games Group in respect of any such Intellectual Property, or claims that any activities of the business of Shoal Games Group infringes, violates, or misappropriates any material Intellectual Property of any person, and (C) no facts exist which would reasonably ground an infringement or passing off claim against Shoal Games Group by any third party in relation to the business of Shoal Games Group.

(bb)   Employees.

(i)            Shoal Games has delivered to Kidoz a true, correct and complete list of all employees of the Shoal Games Group, and includes each employee's name, position and title, actual scope of employment (e.g., full or part-time or temporary), salary and any other compensation and benefits payable, maintained or contributed to. No member of the Shoal Games Group has made any promises or commitments to any of its employees, whether in writing or not, with respect to any future changes or additions to their compensation or benefits.

(ii)          No Key Employee of Shoal Games has informed Kidoz of his or her intention to terminate employment with the member of the Shoal Games Group by which he or she is employed.

(iii)         All of the members of the Shoal Games Group have been and are in compliance in all material respects with all Laws relating to employees and employment.

(cc)   Insurance.  Shoal Games Group maintains such insurance policies with recognized insurers as are appropriate to its business(es), in such amounts and against such risks as are customarily carried and insured against by prudent owners of comparable business(es).  All such policies are in all material respects in full force and effect in accordance with their terms.  Shoal Games Group has no reason to believe that it will not be able to renew the existing insurance coverage of Shoal Games and its Subsidiaries as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect with respect to Shoal GamesGroup.

(dd)   Brokers.  No broker, finder, financial advisor or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Shoal Games.

(ee)   Non-Arm's Length Agreements.  Except for Contracts made solely amongst the members of the Shoal Games Group or as disclosed in the Shoal Games Filings, no member of the Shoal Games Group has any Non-Arm's Length Agreement.

(ff)     Foreign Corrupt Practices Act.  No member of the Shoal Games Group and, to the best of Shoal Games' knowledge, no director, officer, agent, employee, affiliate or other Person acting on behalf of any member of the Shoal Games Group (i) is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation by any such Person of the CFPOA or the FCPA or similar legislation of any other country in which any member of the Shoal Games Group carries on or has carried on business, including any offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any "foreign official" or "foreign public official" (as such terms are defined in the FCPA and the CFPOA, respectively) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the CFPOA, (ii) has made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment, and (iii) has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity.  Each member of the Shoal Games Group has conducted its business in compliance with the CFPOA and the FCPA, as and to the extent applicable, and has instituted and maintains and will continue to maintain policies and procedures designed to ensure, and which are reasonably expected to ensure, continued compliance with the CFPOA, the FCPA and the representations and warranties contained herein.

(gg)   Money Laundering Laws.  The operations of each member of the Shoal Games Group are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Money Laundering Laws and no action, suit or proceeding by or before any Regulatory Authority involving any member of the Shoal Games Group with respect to the Money Laundering Laws is pending or, to the knowledge of Shoal Games, threatened.

(hh)   OFAC.  No member of the Shoal Games Group and, to the best of Shoal Games' knowledge, no director, officer, agent, employee, affiliate or other Person acting on behalf of any member of the Shoal Games Group is currently the subject or target of any United States sanctions administered or enforced by OFAC and no member of the Shoal Games Group has lent, contributed or otherwise made available, directly or indirectly, any funds to any subsidiary, joint venture partner or other Person or entity, for the purpose of financing the activities of any Person which, to the knowledge of Shoal Games, is currently subject to any United States sanctions administered by OFAC.

(ii)     Concurrent Financing.  Shoal Games is entitled under the Concurrent Financing to accept from time to time subscriptions for Shoal Games Shares made thereunder and to conduct closings of the Concurrent Financing from to time at which the purchases and sales of the shares in respect of which subscriptions have been accepted are completed and such shares are issued; and after each such closing thereof the purchases and sales of the applicable Shoal Games Shares become unconditional and final and investors have no right to rescind their purchases of the subject shares otherwise require or obtain return of the purchase monies invested.

(jj)     Due Diligence.  Kidoz has, prior to execution of this Agreement, by means of the Kidoz Data Room and otherwise, provided Shoal Games and Shoal Games' Representatives with access to all existing books, records, Tax Returns, work papers and other documents and information relating to Kidoz and has provided Shoal Games and Shoal Games' Representatives with such copies thereof and with such additional financial, operating and other data and information regarding Kidoz as Shoal Games has requested, and such access and materials have been sufficient to enable Shoal Games to enter into this Agreement on a prudent investment basis.

(kk)   Kidoz Securities Holders' Percentage of Shoal Games Shares.  Immediately after the Share Exchange Time, the Kidoz Securities Holders will hold 40% of the aggregate of: (a) those Shoal Games Shares that are then issued and outstanding; and (b) 5,000,000 Shoal Games Shares then, without the occurrence of any intervening events, to be issued to Wydler Global Equity Fund (or its nominee holder) pursuant to the Concurrent Financing.